                                                                  EXHIBIT 10.B.1


                                                                  EXECUTION COPY







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                           EL PASO ENERGY CORPORATION



                                   ----------


                              $700,000,000 3-MONTH
                       REVOLVING CREDIT FACILITY AGREEMENT


                          DATED AS OF DECEMBER 21, 2000

                                   ----------




                            THE CHASE MANHATTAN BANK




================================================================================

                                TABLE OF CONTENTS

                                                                               Page
                                                                               ----
ARTICLE I

         DEFINITIONS AND ACCOUNTING TERMS.........................................1
         SECTION 1.1 Certain Defined Terms........................................1
         SECTION 1.2 Computation of Time Periods.................................15
         SECTION 1.3 Accounting Terms............................................15
         SECTION 1.4 References..................................................15

ARTICLE II

         AMOUNTS AND TERMS OF THE ADVANCES.......................................15
         SECTION 2.1 The Advances................................................15
         SECTION 2.2 Making the Advances.........................................15
         SECTION 2.3 Evidence of Debt............................................17
         SECTION 2.4 Money Market Advances.......................................17
         SECTION 2.5 [Intentionally left blank]..................................18
         SECTION 2.6 [Intentionally left blank]..................................18
         SECTION 2.7 [Intentionally left blank]..................................18
         SECTION 2.8 Fees........................................................18
         SECTION 2.9 Reduction of the Commitments................................19
         SECTION 2.10 Repayment of Advances......................................19
         SECTION 2.11 Interest on Advances.......................................19
         SECTION 2.12 Additional Interest on Eurodollar Rate Advances............20
         SECTION 2.13 Interest Rate Determination................................20
         SECTION 2.14 Voluntary Conversion of Advances...........................21
         SECTION 2.15 Optional and Mandatory Prepayments.........................21
         SECTION 2.16 Increased Costs............................................22
         SECTION 2.17 Increased Capital..........................................23
         SECTION 2.18 Illegality.................................................23
         SECTION 2.19 Pro Rata Treatment, Payments and Computations..............24
         SECTION 2.20 Taxes......................................................25
         SECTION 2.21 Sharing of Payments, Etc...................................27
         SECTION 2.22 Use of Proceeds............................................28
         SECTION 2.23 Extension of Stated Termination Date.......................28
         SECTION 2.24 [Intentionally left blank].................................29
         SECTION 2.25 Replacement of Lenders.....................................29

ARTICLE III

         CONDITIONS OF EFFECTIVENESS AND LENDING.................................30
         SECTION 3.1 Conditions Precedent to Effectiveness of this Agreement.....30
         SECTION 3.2 Conditions Precedent to Initial Advances....................30
         SECTION 3.3 [Intentionally left blank]..................................31
         SECTION 3.4 Conditions Precedent to Each Borrowing......................31

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
ARTICLE IV

         REPRESENTATIONS AND WARRANTIES.........................................31
         SECTION 4.1 Representations and Warranties of the Company..............31

ARTICLE V

         COVENANTS OF THE COMPANY...............................................34
         SECTION 5.1 Affirmative Covenants......................................34
         SECTION 5.2 Negative Covenants.........................................35
         SECTION 5.3 Reporting Requirements.....................................39
         SECTION 5.4 Restrictions on Material Subsidiaries......................41

ARTICLE VI

         [Intentionally left blank].............................................41

ARTICLE VII

         EVENTS OF DEFAULT......................................................42
         SECTION 7.1 Event of Default...........................................42

ARTICLE VIII

         THE AGENT..............................................................45
         SECTION 8.1 Authorization and Action...................................45
         SECTION 8.2 Agent's Reliance, Etc......................................45
         SECTION 8.3 Chase and Affiliates.......................................45
         SECTION 8.4 Lender Credit Decision.....................................46
         SECTION 8.5 Indemnification............................................46
         SECTION 8.6 Successor Agent............................................46

ARTICLE IX

         MISCELLANEOUS..........................................................47
         SECTION 9.1 Amendments, Etc............................................47
         SECTION 9.2 Notices, Etc...............................................47
         SECTION 9.3 No Waiver; Remedies........................................47
         SECTION 9.4 Costs and Expenses; Indemnity..............................48
         SECTION 9.5 Right of Set-Off...........................................48
         SECTION 9.6 Binding Effect.............................................49
         SECTION 9.7 Assignments and Participations.............................49
         SECTION 9.8 Confidentiality............................................51
         SECTION 9.9 Consent to Jurisdiction....................................52
         SECTION 9.10 GOVERNING LAW.............................................53
         SECTION 9.11 Rate of Interest..........................................53
         SECTION 9.12  Execution in Counterparts................................53

                                    SCHEDULE

Schedule I        Commitments, Addresses, Etc.


                                    EXHIBITS

Exhibit A                  Form of Note
Exhibit B                  Form of Notice of Borrowing
Exhibit C                  Form of Assignment and Acceptance
Exhibit D                  Form of Opinion of [General][Senior] Counsel
                              of the Company
Exhibit E                  Form of Opinion of New York Counsel to the
                              Company
Exhibit F                  Form of Process Agent Letter
Exhibit G                  Form of Extension Request

                  $700,000,000 3-MONTH REVOLVING CREDIT FACILITY AGREEMENT, dated as of December 21, 2000, among EL PASO ENERGY CORPORATION, a Delaware corporation (the "Company"), the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders"), THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent for the Lenders (in such capacity, the "Agent") and Chase Securities Inc. as lead arranger and book manager ("CSI").

                  The parties hereto hereby agree as follows:


                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                  SECTION 1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Agent" has the meaning assigned to such term in the preamble hereof.

                  "Advance" means an advance by a Lender to the Company pursuant to Article II, and refers to a Base Rate Advance or a Eurodollar Rate Advance or a Money Market Advance.

                  "Affiliate" means as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. The term "control" (including the terms "controlled by" or "under common control with") means, with respect to any Person, the possession, direct or indirect, of the power to vote 20% or more of the securities having ordinary voting power for the election of directors of such Person or to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by contract or otherwise. Neither a director nor any officer of a Person, in such capacity, shall be deemed an "Affiliate" of such Person for purposes of this Agreement.

                  "Agreement" means this $700,000,000 3-Month Revolving Credit Facility Agreement, as amended, restated, supplemented or otherwise modified from time to time.

                  "Alternate Program" means any program providing for the sale or other disposition of trade or other receivables entered into by the Company or a Subsidiary which is in addition to or in replacement of the program evidenced by either Receivables Purchase and Sale Agreement (whether or not either Receivables Purchase and Sale Agreement shall then be in effect), provided that such program is on terms (a) substantially similar to either Receivables Purchase and Sale Agreement (as modified to comply with FASB 125 or similar policies or guidelines from time to time in effect) or (b) customary for similar transactions as reasonably determined by the Agent.

                  "Applicable Eurodollar Rate Margin" with respect to any Eurodollar Rate Advance to the Company means for any day the rate per annum set forth below opposite the applicable S&P Bond Rating and Moody's Bond Rating in effect on such day for the Company:

         Bond Rating                                          Applicable Eurodollar
         (S&P/Moody's)                   Level                     Rate Margin
         -------------                   -----                ---------------------
         A/A2 or higher                     I                         .180%
         A-/A3                             II                         .270%
         BBB+/Baa1                        III                         .300%
         BBB/Baa2                          IV                         .375%
         BBB-/Baa3                          V                         .550%
         BB+/Ba1 or lower                  VI                         .800%;

         provided that (i) if the Bond Ratings for the Company do not fall within the same Level, the Applicable Eurodollar Rate Margin applicable to such day will be the percentage opposite the Bond Rating that is at the higher level (Level I being the highest and Level VI being the lowest Level), (ii) in the event a Bond Rating for the Company is not available from one of the Rating Agencies, the Applicable Eurodollar Rate Margin will be based on the Bond Rating of the other Rating Agency, and (iii) in the event a Bond Rating for the Company is available from none of the Rating Agencies, the Applicable Eurodollar Rate Margin will be the percentage opposite Level VI; provided, further, that (i) for each day on which the aggregate principal amount of the Advances outstanding hereunder is equal to or greater than 25% of the aggregate amount of the total Commitments hereunder, the Applicable Eurodollar Rate Margin will be increased by 0.125% for such day and (ii) for each day on which any Eurodollar Rate Advance is outstanding before January 1, 2001, the Applicable Eurodollar Rate Margin will be increased by 0.125% for such day.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit C.

                  "Base Rate" means for any day, a rate per annum (adjusted to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, rounded upwards to the next highest 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day, (b) the secondary market rate for certificates of deposit (grossed up for reserve requirements) plus 1/2 of 1% and (c) the Effective Federal Funds Rate in effect on such day plus 1/2 of 1%; provided, that for each day on which any Base Rate Advance is outstanding before January 1, 2001, the applicable Base Rate will be increased by 0.125% for such day. Any change in the Base Rate due to a change in the Prime Rate, the rate for certificates of deposit or the Effective Federal Funds Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the rate for certificates of deposit or the Effective Federal Funds Rate, respectively.

                  "Base Rate Advance" means an Advance (other than a Money Market Advance) which bears interest as provided in Section 2.11(a)(i).

                  "Bond Rating" means a rating assigned to the Company's senior long-term unsecured debt by any of the Rating Agencies.

                  "Borrowing" means (i) a borrowing consisting of Advances of the same Type made on the same day by the Lenders, and, in the case of Eurodollar Rate Advances, having Interest Periods of the same duration, it being understood that there may be more than one Borrowing on a particular day and (ii) a Money Market Advance.

                  "Business Day" means a day of the year on which banks are not required or authorized to close in New York, New York and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

                  "Business Entity" means a partnership, limited partnership, limited liability partnership, corporation (including a business trust), limited liability company, unlimited liability company, joint stock company, trust, unincorporated association, joint venture or other entity.

                  "Capitalization" of any Person means the sum (without duplication) of (a) consolidated Debt of such Person and its consolidated Subsidiaries, plus (b) the aggregate amount of Guaranties entered into by such Person and its consolidated Subsidiaries, plus (c) the consolidated common and preferred stockholders' equity of such Person and its consolidated Subsidiaries, plus (d) the cumulative amount by which stockholders' equity of such Person shall have been reduced by reason of non-cash write downs of long-term assets from and after the Effective Date.

                  "Chase" means The Chase Manhattan Bank, a New York banking corporation.

                  "Closing Date" has the meaning assigned to such term in
         Section 3.2.

                  "Commitment" means as to any Lender, the obligation of such Lender to make Advances (other than Money Market Advances) to the Company hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule I (as such Schedule I is amended from time to time pursuant to Section 9.7(c)), as such amount may be reduced from time to time in accordance with the provisions of this Agreement.

                  "Commitment Expiration Date" has the meaning assigned to such term in Section 2.23(a).

                  "Commitment Percentage" means as to any Lender at any time, the percentage which such Lender's Commitment then constitutes of the aggregate Commitments (or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Advances then outstanding constitutes of the aggregate principal amount of the Advances then outstanding).

                  "Company" has the meaning assigned to such term in the preamble hereof.

                  "Contingent Guaranty" has the meaning assigned to such term in the definition of the term "Guaranty" contained in this Section 1.1.

                  "Convert," "Conversion" and "Converted" each refers to a conversion of Advances of one Type into Advances of another Type pursuant to Section 2.13, 2.14 or 2.18.

                  "Current Reimbursement Obligations" means, with respect to any Person, non-contingent obligations of such Person to reimburse a bank or other Person in respect of amounts paid under a letter of credit or similar instrument that are paid on or prior to the fifth Business Day after the due date therefor.

                  "Debt" means, as to any Person, all Indebtedness of such Person other than (a) any Project Financing of such Person, (b) in the case of the Company or a Principal Subsidiary, any liabilities of the Company or such Principal Subsidiary, as the case may be, under any Alternate Program, or any document executed by the Company or such Principal Subsidiary, as the case may be, in connection therewith, (c) any obligations of the Company or a Principal Subsidiary with respect to lease payments for the headquarters building of the Company located in Houston, Texas and (d) Current Reimbursement Obligations of such Person; provided, however, that for purposes of Article V, "Debt" shall not include up to an aggregate amount (determined without duplication of amount) of $200,000,000 of (i) the amount of optional payments in lieu of asset repurchase or other payments to similar effect, including extension or renewal payments, on off balance sheet leases and (ii) the amount of the purchase price for optional acquisition of such asset (in either case, calculated at the lower amount payable in respect of such asset under clause (i) or (ii) above).

                  "Default" means any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                  "Dollars" and "$" means dollars in lawful currency of the United States of America.

                  "Effective Date" has the meaning assigned to such term in
         Section 3.1.

                  "Effective Federal Funds Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

                  "Eligible Assignee" means, with respect to any particular assignment under Section 9.7, any bank or other financial institution approved in writing by (a) the Company expressly with respect to such assignment and (b) except as to such an assignment by Chase so long as Chase is the Agent hereunder, the Agent, as an Eligible Assignee for purposes of this Agreement, provided that (i) the Company may grant or withhold its approval in its sole discretion, (ii) the Agent's approval shall not be unreasonably withheld and (iii) neither the Agent's nor the Company's approval shall be required if the assignee is another Lender or an Affiliate of the assigning Lender.

                  "EPNGC" means El Paso National Gas Company, a Delaware corporation, and its successors.

                  "EPTPC" means El Paso Tennessee Pipeline Co., a Delaware corporation, and its successors.

                  "EPTPC Facility" means the $3,000,000,000 Revolving Credit and Competitive Advance Facility Agreement, dated as of November 4, 1996, among EPTPC, the several financial institutions from time to time parties thereto, and The Chase Manhattan Bank, as administrative agent and CAF advance agent thereunder, as the same may be amended, modified or supplemented from time to time.

                  "Equity Interests" means any capital stock, partnership, joint venture, member or limited liability or unlimited liability company interest, beneficial interest in a trust or similar entity or other equity interest or investment of whatever nature.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued from time to time thereunder.

                  "ERISA Affiliate" means any Person who is a member of the Company's controlled group within the meaning of Section 4001(a)(14)(A) of ERISA.

                  "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Eurodollar Rate" means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing, an interest rate per annum equal to the rate which appears on Page 3750 of the Telerate Service (or on any successor or substitute page of such service, or any successor to or substitute for such service providing rate quotations comparable to those currently provided on such page of such service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) as at approximately 11:00 A.M. (London, England time) two Business Days before the first day of such Interest Period as the rate for Dollar deposits with a maturity comparable to such Interest Period; provided that if such rate is not available at such time for any reason, the Eurodollar Rate for such Borrowing for such Interest Period shall be the interest rate per annum equal to the rate (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such rate is not such a multiple) per annum at which deposits in Dollars are offered by the principal office of the Reference Lender in London, England, to prime banks in the London interbank market as at approximately 11:00 A.M. (London, England time) two Business Days before the first day of such Interest Period, in an approximate amount of the Reference Lender's share of the relevant Borrowing for the applicable Interest Period. The Eurodollar Rate for the Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing, when being determined pursuant to the foregoing proviso clause, shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Lender two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.13.

                  "Eurodollar Rate Advance" means an Advance (other than a Money Market Advance) which bears interest determined by reference to the Eurodollar Rate, as provided in Section 2.11(a)(ii).

                  "Eurodollar Reserve Percentage" for any Lender for any Interest Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

                  "Events of Default" has the meaning assigned to such term in
         Section 7.1.

                  "Excluded Acquisition Debt" means (a) Debt, Guaranties or reimbursement obligations of any Business Entity acquired by the Company or any of its Subsidiaries and which Debt, Guaranties or reimbursement obligations exist immediately prior to such acquisition (provided that (i) such Debt, Guaranties or reimbursement obligations are not incurred solely in anticipation of such acquisition and (ii) immediately prior to such acquisition such Business Entity is not a Subsidiary of the Company), (b) Debt, Guaranties or reimbursement obligations of EPTPC and its Subsidiaries in existence on the date of the merger of El Paso Tennessee Pipeline Company with El Paso Merger Company or (c) Debt, Guaranties or reimbursement obligations in respect of any asset acquired by the Company or any of its Subsidiaries and which Debt, Guaranties or reimbursement obligations exists immediately prior to such acquisition (provided that (i) such Debt, Guaranties or reimbursement obligations are not incurred solely in anticipation of such acquisition and (ii) immediately prior to such acquisition such asset is not an asset of the Company or any of its Subsidiaries).

                  "Existing 364-Day Facility" means the $2,000,000,000 364-Day Revolving Credit and Competitive Advance Facility Agreement dated as of August 4, 2000, among the Company, EPNGC, Tennessee, the several financial institutions from time to time parties thereto, Chase, as Administrative Agent and CAF Advance Agent, Citibank, N.A. and ABN Amro Bank, N.V., as Co-Documentation Agents and Bank of America, N.A., as Syndication Agent, as the same has been and may be amended, supplemented and modified from time to time.

                  "Existing 3-Year Facility" means the $1,000,000,000 3-Year Revolving Credit and Competitive Advance Facility Agreement, dated as of August 4, 2000, among the Company, EPNGC, Tennessee, the banks and other lenders parties thereto, Chase, as Administrative Agent and CAF Advance Agent, Citibank, N.A. and ABN Amro Bank, N.V., as Co-Documentation Agents and Bank of America, N.A., as Syndication Agent, as the same has been and may be amended, supplemented and modified from time to time.

                  "Exposure" means (a) with respect to an Objecting Lender at any time, the aggregate outstanding principal amount of its Advances and (b) with respect to any other Lender at any time, the maximum amount of the Commitment of such Lender.

                  "Extension Request" means each request by the Company made pursuant to Section 2.23 for the Lenders to extend the Stated Termination Date, which shall contain the information in respect of such extension specified in Exhibit G and shall be delivered to the Agent in writing.

                  "Facility Fee Commencement Date" means the date hereof.

                  "FERC" means the Federal Energy Regulatory Commission, or any agency or authority of the United States from time to time succeeding to its function.

                  "GAAP" means generally accepted accounting principles in the United States of America, as in effect from time to time.

                  "Guaranty," "Guaranteed" and "Guaranteeing" each means any act by which any Person assumes, guarantees, endorses or otherwise incurs direct or contingent liability in connection with, or agrees to purchase or otherwise acquire or otherwise assures a creditor against loss in respect of, any Debt or Project Financing of any Person other than the Company or any of its consolidated Subsidiaries (excluding (a) any liability by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business,
         (b) any liability in connection with obligations of the Company, any of its consolidated Subsidiaries, including, obligations under any conditional sales agreement, equipment trust financing or equipment lease, and (c) any such act in connection with a Project Financing that either (i) guarantees to the provider of such Project Financing or any other Person performance of the acquisition, improvement, installation, design, engineering, construction, development, completion, maintenance or operation of, or otherwise affects any such act in respect of, all or any portion of the project that is financed by such Project Financing or performance by a Project Financing Subsidiary of certain obligations to Persons other than the provider of such Project Financing, except during any period, and then only to the extent, that such guaranty is a guaranty of payment of such Project Financing (other than a guaranty of payment of the type referred to in subclause (ii) below) or (ii) is contingent upon, or the obligation to pay or perform under which is contingent upon, the occurrence of any event other than or in addition to the passage of time or any Project Financing becoming due (any such act referred to in this clause (c) being a "Contingent Guaranty"); provided, however, that for purposes of this definition the liability of the Company or any of its Subsidiaries with respect to any obligation as to which a third party or parties are jointly, or jointly and severally, liable as a guarantor or otherwise as contemplated hereby and have not defaulted on its or their portions thereof, shall be only its pro rata portion of such obligation.

                  "Indebtedness" of any Person means, without duplication (a) indebtedness of such Person for borrowed money, (b) obligations of such Person (other than any portion of any trade payable obligation of such Person which shall not have remained unpaid for 91 days or more from the original due date of such portion) to pay the deferred purchase price of property or services, and (c) obligations of such Person as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, except that where such indebtedness or obligation of such Person is made jointly, or jointly and severally, with any third party or parties other than any consolidated Subsidiary of such Person, the amount thereof for the purposes of this definition only shall be the pro rata portion thereof payable by such Person, so long as such third party or parties have not defaulted on its or their joint and several portions thereof.

                  "Indemnified Party" means any or all of the Lenders and the Agent.

                  "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period beginning on the date of such Advance or the date of the Conversion of any Advance into such an Advance and ending on the last day of the period selected by the Company pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Company pursuant to the provisions below. The duration of each such Interest Period shall be one, two or three months or such other periods as may from time to time be agreed in writing with all the Lenders, in each case as the Company may, upon notice received by the Agent not later than 12:00 noon (New York City time) on the third Business Day prior to the first day of such Interest Period with respect to Eurodollar Rate Advances, select; provided, however, that:

                                 (a) the duration of any Interest Period which
                  commences before the Termination Date and would otherwise end after the Termination Date shall end on the Termination Date;

                                 (b) if the last day of such Interest Period
                  would otherwise occur on a day which is not a Business Day, such last day shall be extended to the next succeeding Business Day, except if such extension would cause such last day to occur in a new calendar month, then such last day shall occur on the next preceding Business Day;

                                 (c) Interest Periods commencing on the same
                  date for Advances comprising the same Borrowing shall be of the same duration;

                                 (d) with respect to Advances made by an
                  Objecting Lender, no Interest Period with respect to such Advances shall end after such Objecting Lender's Commitment Expiration Date; and

                                  (e) any Interest Period which begins on the
                  last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (a) above, end on the last Business Day of a calendar month.

         The term "Interest Period" will also include, when used with reference to a Money Market Advance, Money Market Interest Periods.

                  "Lenders" has the meaning assigned to such term in the preamble hereof.

                  "Lien" means any lien, security interest or other charge or encumbrance, or any assignment of the right to receive income, or any other type of preferential arrangement, in each case to secure any Indebtedness or any Guaranty of any Person.

                  "Majority Lenders" means one or more Lenders the Commitment Percentages of which aggregate at least 51%, provided, that at any time after the Commitment Expiration Date with respect to any Objecting Lender (but prior to the termination of all the Commitments), "Majority Lenders" shall mean Lenders whose Exposure aggregates at least 51% of the aggregate Exposure of all the Lenders.

                  "Margin Stock" means "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Material Adverse Effect" means a material adverse effect on the financial condition or operations of the Company and its consolidated Subsidiaries on a consolidated basis.

                  "Material Subsidiary" means any Subsidiary of the Company (other than a Project Financing Subsidiary) that itself (on an unconsolidated, stand-alone basis) owns in excess of 10% of the book value of the consolidated assets of the Company and its consolidated Subsidiaries.

                  "Mojave" means Mojave Pipeline Company.

                  "Money Market Advance" has the meaning assigned to such term in Section 2.4.

                  "Money Market Interest Period" has the meaning assigned to such term in Section 2.4.

                  "Moody's Bond Rating," with respect to the Company, means for any day the Bond Rating of the Company, if any, established by Moody's Investors Service, Inc. as in effect at 11:00 A.M., New York City time, on such day.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions and in respect of which the Company or an ERISA Affiliate has any liability (contingent or otherwise), such plan being maintained pursuant to one or more collective bargaining agreements.

                  "Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, which (a) is maintained for employees of the Company or an ERISA Affiliate and at least one Person other than the Company and its ERISA Affiliates or (b) was so maintained and in respect of which the Company or an ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                  "Net Worth" means, as of any date of determination, the sum of the preferred stock and stockholders' equity of the Company as shown on the most recent consolidated balance sheet of the Company delivered pursuant to Section 5.3 plus the cumulative amount by which stockholders' equity of the Company shall have been reduced by reason of non-cash write-downs of long term assets from and after the Effective Date.

                  "Note" has the meaning assigned to such term in Section
         2.3(d).

                  "Notice of Borrowing" has the meaning specified in Section 2.2(a).

                  "Obligations" means the collective reference to the unpaid principal of and interest on the Advances and the Notes and all other financial liabilities of the Company to the Agent and the Lenders (including interest accruing at the then applicable rate provided in this Agreement after the maturity of the Advances and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement or the Notes, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, all fees and disbursements of counsel to the Agent or to the Lenders that are required to be paid by the Company pursuant to this Agreement).

                  "Objecting Lenders" has the meaning assigned to such term in
         Section 2.23(a).

                  "Other Taxes" has the meaning assigned to such term in Section 2.20(b).

                  "Party" has the meaning assigned to such term in Section 9.8.

                  "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

                  "Permitted Claims" has the meaning assigned to such term in
         Section 9.9(a).

                  "Permitted Liens" means:

                  (i) inchoate Liens and charges imposed by law and incidental to construction, maintenance, development or operation of properties, or the operation of business, in the ordinary course of business if payment of the obligation secured thereby is not yet overdue or if the validity or amount of which is being contested in good faith by the Company or any of its Subsidiaries;

                  (ii) Liens for taxes, assessments, obligations under workers' compensation or other social security legislation or other governmental requirements, charges or levies, in each case not yet overdue;

                  (iii) Liens reserved in any oil, gas or other mineral lease entered into in the ordinary course of business for rent, royalty or delay rental under such lease and for compliance with the terms of such lease;

                  (iv) easements, servitudes, rights-of-way and other rights, exceptions, reservations, conditions, limitations, covenants and other restrictions that do not materially interfere with the operation, value or use of the properties affected thereby;

                  (v) conventional provisions contained in any contracts or agreements affecting properties under which the Company or any of its Subsidiaries is required immediately before the expiration, termination or abandonment of a particular property to reassign to such Person's predecessor in title all or a portion of such Person's rights, titles and interests in and to all or portion of the such property;

                  (vi) any Lien reserved in a grant or conveyance in the nature of a farm-out or conditional assignment to the Company or any of its Subsidiaries entered into in the ordinary course of business on reasonable terms to secure undertakings of the Company or any such Subsidiary in such grant or conveyance;

                  (vii) any Lien consisting of (A) statutory landlord's liens under leases to which the Company or any of its Subsidiaries is a party or other Liens on leased property reserved in leases thereof for rent or for compliance with the terms of such leases, (B) rights reserved to or vested in any municipality or governmental, statutory or public authority to control or regulate any property of the Company or any of its Subsidiaries, or to use such property in any manner which does not materially impair the use of such property for the purposes for which it is held by the Company or any such Subsidiary, (C) obligations or duties to any municipality or public authority with respect to any franchise, grant, license, lease or permit and the rights reserved or vested in any governmental authority or public utility to terminate any such franchise, grant, license, lease or permit or to condemn or expropriate any property, and
         (D) zoning laws and ordinances and municipal regulations;

                  (viii) any Lien on any assets (including Equity Interests and other obligations) securing Indebtedness or other obligations incurred or assumed for the purpose of financing all or any part of the cost of acquiring, improving, installing, designing, engineering, developing (including drilling), or constructing such assets, provided that such Lien attaches to such assets concurrently with or within 365 days after the acquisition or completion of development, construction or installation thereof or improvement thereto; and

                  (ix) the creation of interests in property of the character commonly referred to as a "royalty interest" or "overriding royalty interest," production payments, farmouts, leases, subleases, rights of way and other easements, participations, joint venture, joint operating, unitization, pooling and communitization agreements, or other similar transactions in the ordinary course of business.

                  "Person" means an individual, a Business Entity or a country or any political subdivision thereof or any agency or instrumentality of such country or subdivision.

                  "Plan" means a Single Employer Plan or a Multiple Employer
         Plan.

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by Chase as its prime rate in effect at its principal office in New York City. The Prime Rate is not intended to be the lowest rate of interest charged by Chase in connection with extensions of credit to debtors.

                  "Principal Subsidiary" means, at any time, any Subsidiary of the Company (other than a Project Financing Subsidiary) either (a) having assets that are, or owning Subsidiaries with assets that together with its assets are, at such time greater than or equal to 5% of the consolidated assets of the Company and its consolidated Subsidiaries at such time or (b) constituting a "Borrowing Subsidiary" under and as defined in the Existing 364-Day Facility.

                  "Process Agent" has the meaning specified in Section 9.9(a).

                  "Project Financing" means any Indebtedness incurred to finance or refinance the acquisition, improvement, installation, design, engineering, construction, development, completion, maintenance or operation of, or otherwise in respect of, all or any portion of any project, or any asset related thereto, and any Guaranty with respect thereto, other than any portion of such Indebtedness or Guaranty permitting or providing for recourse against the Company or any of its Subsidiaries other than (a) recourse to the Equity Interests in, Indebtedness or other obligations of, or assets of, one or more Project Financing Subsidiaries, and (b) such recourse as exists under any Contingent Guaranty.

                  "Project Financing Subsidiary" means any Subsidiary of the Company whose principal purpose is to incur Project Financing, or to become a direct or indirect partner, member or other equity participant or owner in a Business Entity so created, and substantially all the assets of which Subsidiary or Business Entity, are limited to those assets being financed (or to be financed) or the operation of which is being financed (or to be financed), in whole or in part by a Project Financing or to Equity Interests in, or Indebtedness or other obligations of, one or more other such Subsidiaries or Business Entities or to Indebtedness or other obligations of the Company or its Subsidiaries or other Persons.

                  "Rating Agency" means any of Moody's Investors Service, Inc. and Standard & Poor's Ratings Group; collectively the "Rating Agencies."

                  "Receivables Purchase and Sale Agreement" means the collective reference to (a) the Receivables Purchase and Sale Agreement dated as of January 14, 1992 among EPNGC, CIESCO L.P., a New York limited partnership, Corporate Asset Funding Company, a Delaware corporation and Citicorp North America, Inc., as agent, as amended as of the date hereof, and (b) the Amended and Restated Receivables Sale Agreement dated as of December 31, 1996 among El Paso Energy Credit Corporation, Asset Securitization Cooperative Corporation and Canadian Imperial Bank of Commerce, as administrative agent, as such Agreement may be amended, supplemented, restated or otherwise modified from time to time, provided that no such amendment, supplement, restatement or modification shall change the scope of such Agreement from that of a receivables securitization transaction.

                  "Reference Lender" means Chase, or if Chase is no longer a Lender at any time, such other Lender as is designated for such purposes by the Company.

                  "Register" has the meaning specified in Section 9.7(c).

                  "Required Lenders" means one or more Lenders (a) which are not Objecting Lenders with respect to any previous Extension Request and
         (b) which have Commitment Percentages aggregating at least 66-2/3% of the aggregate Commitment Percentages of such non-Objecting Lenders.

                  "S&P Bond Rating," with respect to the Company, means for any day the Bond Rating of the Company, if any, established by Standard & Poor's Ratings Group as in effect at 11:00 A.M., New York City time, on such day.

                  "Single Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Company or an ERISA Affiliate and no Person other than the Company and its ERISA Affiliates or (b) was so maintained and in respect of which the Company or an ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

                  "Stated Termination Date" means March 21, 2001 or such later date as shall be determined pursuant to the provisions of Section 2.23 with respect to non-Objecting Lenders.

                  "Subsidiary" means, as to any Person, any Business Entity of which shares of stock or other Equity Interests having ordinary voting power (other than stock or such other Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such Business Entity are at the time owned, directly or indirectly through one or more Subsidiaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

                  "Taxes" has the meaning assigned to such term in Section 2.20(a).

                  "Tennessee" means Tennessee Gas Pipeline Company, a Delaware corporation, and its successors.

                  "Termination Date" means the earlier of (a) the Stated Termination Date and (b) the date of termination in whole of the Commitments pursuant to Section 2.9 or 7.1.

                  "Termination Event" means (a) a "reportable event," as such term is described in Section 4043 of ERISA (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC under subsection .11, .12, .13, .14, .16, .18, .19 or .20 of PBGC Reg.
         Section 2615), or an event described in Section 4062(e) of ERISA, or
         (b) the withdrawal of the Company or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer," as such term is defined in Section 4001(a)(2) of ERISA or the incurrence of liability by the Company or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, or (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or (e) the conditions set forth in Section 302(f)(1)(A) and (B) of ERISA to the creation of a lien upon property or rights to property of the Company or any ERISA Affiliate for failure to make a required payment to a Plan are satisfied, or (f) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA, or (g) the occurrence of any other event or the existence of any other condition which would reasonably be expected to result in the termination of, or the appointment of a trustee to administer, any Plan under Section 4042 of ERISA.

                  "Type" means as to any Advance, its nature as a Base Rate Advance or a Eurodollar Rate Advance or a Money Market Advance.

                  "Valero Assets" means those natural gas and natural gas liquids and related businesses of PG&E Gas Transmission, Texas Corporation and PG&E Gas Transmission Teco, Inc., acquired by the Company on or before December 31, 2000.

                  "Withdrawal Liability" has the meaning given such term under
         Part 1 of Subtitle E of Title IV of ERISA.

                  SECTION 1.2 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

                  SECTION 1.3 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP either
(a) consistent with those principles applied in the preparation of the financial statements referred to in Section 4.1(e) or (b) not materially inconsistent with such principles (so that no covenant contained in Section 5.1 or 5.2 would be calculated or construed in a materially different manner or with materially different results than if such covenant were calculated or construed in accordance with clause (a) of this Section 1.3). "Include," "includes" and "including" shall be deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import. References to any agreement or contract are to such agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

                  SECTION 1.4 References. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.


                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

                  SECTION 2.1 The Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make revolving credit advances to the Company from time to time on any Business Day during the period from the date hereof to and including the Termination Date in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment; provided that the aggregate amount of the Advances (other than Advances of Objecting Lenders) outstanding shall not at any time exceed the aggregate amount of the Commitments. It is acknowledged and agreed that the aggregate amount of Advances made by any Lender pursuant to the preceding sentence plus the aggregate amount of Money Market Advances made by such Lender may exceed such Lender's Commitment, subject to the proviso clause in the preceding sentence. Each Borrowing pursuant to this Section 2.1 shall be in an aggregate amount of $5,000,000 in the case of a Borrowing comprised of Base Rate Advances and $20,000,000 in the case of a Borrowing comprised of Eurodollar Rate Advances, or, in each case, an integral multiple of $1,000,000 in excess thereof (or, in the case of a Borrowing of Base Rate Advances, the aggregate unused Commitments, if less) and shall consist of Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment, the Company may make more than one Borrowing on any Business Day and may borrow, repay pursuant to
Section 2.10 or prepay pursuant to Section 2.15, and reborrow under this Section
2.1 or under Section 2.4.

                  SECTION 2.2 Making the Advances. (a) Each Borrowing of Advances pursuant to Section 2.1 shall be made on notice by the Company, to the Agent (a "Notice of Borrowing") received by the Agent, (i) in the case of a proposed Borrowing pursuant to Section 2.1 comprised of Base Rate Advances, not later than 10:00 A.M. (New York City time) on the Business Day of such proposed Borrowing and (ii) in the case of a proposed Borrowing pursuant to Section 2.1 comprised of Eurodollar Rate Advances, not later than 12:00 noon (New York City time) on the third Business Day prior to the date of such proposed Borrowing. Each Notice of Borrowing shall be by telecopy or telephone (and if by telephone, confirmed promptly by telecopier), in substantially the form of Exhibit B, specifying therein the requested (A) date of such Borrowing, (B) Type of Advances comprising such Borrowing, (C) aggregate amount of such Borrowing, and
(D) in the case of a Borrowing comprised of Eurodollar Rate Advances, the initial Interest Period for each such Advance. Each Lender shall, before 1:00 P.M. (New York City time) on the date of such Borrowing, make available to the Agent at its address at 270 Park Avenue, New York, New York, 10017, Reference:
El Paso Energy Corporation, or at such other address designated by notice from the Agent to the Lenders pursuant to Section 9.2, in same day funds, such Lender's ratable portion of such Borrowing. Immediately after the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Company at Chase, 270 Park Avenue, New York, New York, 10017, Account No. 323291503,
Reference: El Paso Energy Corporation, or at such other account of the Company maintained by the Agent (or any successor Agent) designated by the Company and agreed to by the Agent (or such successor Agent), in same day funds.

                  (b) Each Notice of Borrowing shall be irrevocable and binding on the Company. In the case of any Borrowing which the related Notice of Borrowing specified is to be comprised of Eurodollar Rate Advances, if such Advances are not made as a result of any failure to fulfill on or before the date specified for such Borrowing the applicable conditions set forth in Article III, the Company shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of such failure, including any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing.

                  (c) Unless the Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Agent such Lender's ratable portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.2 and the Agent may, in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent such Lender shall not have so made such ratable portion available to the Agent, such Lender and the Company severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Company until the date such amount is repaid to the Agent, at the Effective Federal Funds Rate for such day. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Advance to the Company as part of such Borrowing for purposes of this Agreement.

                  (d) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

                  SECTION 2.3 Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Company to such Lender resulting from each Advance of such Lender to the Company from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time in respect of such Advance.

                  (b) The Agent shall maintain the Register pursuant to Section 9.7(c), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Advance made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company on account of such Advance to each Lender hereunder and (iii) both the amount of any sum received by the Agent hereunder from the Company and each Lender's share thereof.

                  (c) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.3(a) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Company therein recorded; provided, however, that the failure of any Lender or the Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Company to repay (with applicable interest) the Advances made to the Company by such Lender in accordance with the terms of this Agreement.

                  (d) The Company agrees that, upon the request to the Agent by any Lender, the Company will execute and deliver to such Lender a promissory note of the Company evidencing the Advances of such Lender to the Company, substantially in the form of Exhibit A with appropriate insertions as to date and principal amount (a "Note").

                  SECTION 2.4 Money Market Advances. In addition to the other revolving credit Advances provided for in this Agreement, each Lender may, in its sole discretion on an uncommitted basis, offer to make loans (the "Money Market Advances," which shall be Advances for purposes of this Agreement) to the Company on such terms and conditions (including tenor, amount and interest rate) as such Lender may offer and the Company shall accept. Each Money Market Advance shall bear interest at such rate as the applicable Lender may offer and the Company shall accept. Each Money Market Advance shall be due and payable on the last day of the Money Market Interest Period applicable to such Money Market Advance. Money Market Advances may not be prepaid without the prior written consent of the applicable Lender. Money Market Advances shall be available for such interest periods ("Money Market Interest Periods") as a Lender may offer and the Company shall accept (which interest periods may not end after the then current Stated Termination Date). The Company may request Money Market Advances by giving the applicable Lender notice by 10:00 a.m., New York City time, on the Business Day of the proposed Borrowing. For each day on which the aggregate principal amount of the Advances hereunder is equal to or greater than 25% of the aggregate amount of the total Commitments hereunder, the interest rate for each outstanding Money Market Advance will be increased by 0.125% for such day.

                  SECTION 2.5 [Intentionally left blank]

                  SECTION 2.6 [Intentionally left blank]

                  SECTION 2.7 [Intentionally left blank]

                  SECTION 2.8 Fees. (a) The Company agrees to pay to the Agent for the account of each Lender a facility fee for the period from the Facility Fee Commencement Date until all Advances have been paid in full and all Commitments have been terminated, computed at a variable rate per annum on the average daily amount of the Commitment of such Lender, which rate will vary according to the S&P Bond Rating for the Company and the Moody's Bond Rating for the Company as follows:

              Bond Rating                                                       Facility
             (S&P/Moody's)                           Level                      Fee Rate
             -------------                           -----                      --------
         A/A2 or higher                                I                          .070%
         A-/A3                                        II                          .080%
         BBB+/Baa1                                   III                          .100%
         BBB/Baa2                                     IV                          .125%
         BBB-/Baa3                                     V                          .150%
         BB+/Ba1 or lower                             VI                          .200%;

provided that (i) if the Bond Ratings of the Company do not fall within the same Level, the rate applicable to such day will be the percentage opposite the Bond Rating that is at the higher Level (Level I being the highest and Level VI being the lowest), (ii) in the event a Bond Rating for the Company is not available from one of the Rating Agencies, the rate shall be based on the Bond Rating of the other Rating Agency, and (iii) in the event a Bond Rating for the Company is available from none of the Rating Agencies, the rate will be the percentage opposite Level VI. Such facility fees shall be payable in arrears on the date that is the earlier of (i) the Stated Termination Date, (ii) the date that is three months after the Closing Date, (iii) the Termination Date or (iv) such earlier date on which the Commitments shall terminate as provided herein, and, if the Lender is an Objecting Lender, on the Commitment Expiration Date applicable to such Lender.

                  (b) The Company agrees to pay to Chase Securities Inc. the fees set forth in the letter, dated as of May 26, 2000 from Chase Securities Inc. and Chase to the Company.

                  SECTION 2.9 Reduction of the Commitments. The Company shall have the right, upon at least three Business Days' notice to the Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that each partial reduction shall be in the aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof.

                  SECTION 2.10 Repayment of Advances. The Company shall repay to each Lender on the Termination Date the aggregate principal amount of the Advances then owing to such Lender provided that the Advances made by Objecting Lenders shall be repaid as provided in Section 2.23.

                  SECTION 2.11 Interest on Advances. (a) Ordinary Interest. The Company shall pay interest on the unpaid principal amount of each Advance of the Company owing to each Lender from the date of such Advance until such principal amount is due (whether at stated maturity, by acceleration or otherwise), at the following rates:

                        (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the Base Rate in effect from time to time, payable quarterly in arrears on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or due (whether at stated maturity, by acceleration or otherwise).

                       (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, at a rate per annum equal at all times during each Interest Period for such Advance to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Eurodollar Rate Margin in effect from time to time, payable on the last day of each such Interest Period and, if any such Interest Period has a duration of more than three months, on each day which occurs during such Interest Period every three months from the first day of such Interest Period, and on the date such Advance shall be Converted or due (whether at stated maturity, by acceleration or otherwise).

                      (iii) Money Market Advances. During such periods as such Advance is a Money Market Advance, at a rate per annum equal at all times during each Money Market Interest Period for such Advance to the interest rate for such Money Market Interest Period determined pursuant to Section 2.4, payable on the last day of each such Money Market Interest Period and on the date such Advance shall be due (whether at stated maturity, by acceleration or otherwise).

                  (b) Default Interest. The Company shall pay interest on the unpaid principal amount of each Advance to it that is not paid when due (whether at stated maturity, by acceleration or otherwise) from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times (i) from such due date to the last day of the then existing Interest Period in the case of each Eurodollar Rate Advance, to 1% per annum above the interest rate per annum required to be paid on such Advance immediately prior to the date on which such amount became due, and (ii) from and after the last day of the then existing Interest Period, and at all times in the case of any Base Rate Advance, to 1% per annum above the Base Rate in effect from time to time.

                  SECTION 2.12 Additional Interest on Eurodollar Rate Advances. If any Lender shall determine in good faith that reserves under regulations of the Board of Governors of the Federal Reserve System are required to be maintained by it in respect of, or a portion of its costs of maintaining reserves under such regulations is properly attributable to, one or more of its Eurodollar Rate Advances, the Company shall pay to such Lender additional interest on the unpaid principal amount of each such Eurodollar Rate Advance to it (other than any such additional interest accruing to a particular Lender in respect of periods prior to the 30th day preceding the date notice of such interest is given by such Lender as provided in this Section 2.12), payable on the same day or days on which interest is payable on such Advance, at an interest rate per annum equal at all times during each Interest Period for such Advance to the excess of (i) the rate obtained by dividing the Eurodollar Rate for such Interest Period by a percentage equal to 100% minus the Eurodollar Reserve Percentage, if any, for such Lender for such Interest Period over (ii) the Eurodollar Rate for such Interest Period. The amount of such additional interest (if any) shall be determined by each Lender, and such Lender shall furnish written notice of the amount of such additional interest to the Company and the Agent, which notice shall be conclusive and binding for all purposes, absent manifest error.

                  SECTION 2.13 Interest Rate Determination. (a) If the Reference Lender is not the Agent, the Reference Lender agrees to furnish to the Agent timely information for the purpose of determining the Eurodollar Rate.

                  (b) The Agent shall give prompt notice to the Company and the Lenders of the applicable interest rate determined by the Agent for purposes of
Section 2.11(a)(i) or (ii).

                  (c) [Intentionally left blank]

                  (d) If, with respect to any Eurodollar Rate Advances, the Majority Lenders determine and give notice to the Agent that, as a result of conditions in or generally affecting the London interbank eurodollar market, the rates of interest determined on the basis of the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Majority Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Agent shall forthwith so notify the Company and the Lenders, whereupon,

                        (i) each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and

                       (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Company and the Lenders that the circumstances causing such suspension no longer exist.

                  (e) If the Company shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.1, the Agent will forthwith so notify the Company and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

                  (f) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $10,000,000, such Eurodollar Rate Advances shall automatically Convert into Base Rate Advances, and on and after such date the right of the Company to Convert such Advances into Eurodollar Rate Advances shall terminate; provided, however, that if and so long as each such Eurodollar Rate Advance shall have the same Interest Period as Eurodollar Rate Advances comprising another Borrowing or other Borrowings, and the aggregate unpaid principal amount of all such Eurodollar Rate Advances shall equal or exceed $20,000,000, the Company shall have the right to continue all such Advances as, or to Convert all such Advances into, Eurodollar Rate Advances having the same Interest Period.

                  (g) If the Reference Lender shall for any reason no longer have a Commitment or any Advances, the Reference Lender shall thereupon cease to be the Reference Lender, and the Company shall, by notice to the Lenders, designate another Lender as the Reference Lender (or if, at any time, there is only one Lender, such Lender shall automatically be the Reference Lender at such time) so that there shall at all times be a Reference Lender.

                  SECTION 2.14 Voluntary Conversion of Advances. The Company may on any Business Day, upon notice given to the Agent, not later than 10:00 A.M. (New York City time) on the Business Day of the proposed Conversion of Eurodollar Rate Advances to Base Rate Advances and not later than 12:00 noon (New York City time) on the third Business Day prior to the date of the proposed Conversion in the case of a Conversion of Base Rate Advances to Eurodollar Rate Advances, and subject to the provisions of Sections 2.13, 2.16 and 2.18, Convert all Advances of one Type (other than Money Market Advances) comprising the same Borrowing into Advances of another Type (other than Money Market Advances); provided, however, that any Conversion of any Eurodollar Rate Advances into Base Rate Advances made on any day other than the last day of an Interest Period for such Eurodollar Rate Advances shall be subject to the provisions of Section 9.4(b); and provided, further, that, without the consent of all the Lenders, no Base Rate Advance may be converted into a Eurodollar Rate Advance after the date that is one month prior to (a) in the case of an Advance made by an Objecting Lender, such Objecting Lender's Commitment Expiration Date, and (b) in the case of all Advances, the Termination Date and provided, still further that no Base Rate Advance may be converted into a Eurodollar Rate Advance if an Event of Default has occurred and is continuing. Each such notice of a Conversion shall, within the restrictions specified above, specify (a) the date of such Conversion, (b) the Advances to be Converted, and (c) if such Conversion is into Eurodollar Rate Advances, the duration of the Interest Period for each such Advance.

                  SECTION 2.15 Optional and Mandatory Prepayments. (a) Optional Prepayments. The Company may, with respect to an Advance other than a Money Market Advance, upon (i) in the case of Eurodollar Rate Advances, at least two Business Days' notice and (ii) in the case of Base Rate Advances, telephonic notice not later than 12:00 noon (New York City time) on the date of prepayment, to the Agent which specifies the proposed date and aggregate principal amount of the prepayment and the Type of Advances to be prepaid, and if such notice is given the Company shall, or with respect to a Money Market Advance, with the prior consent of the relevant Lenders, prepay the outstanding principal amounts of the Advances comprising the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the amount prepaid; provided, however, that (A) each partial prepayment of Advances (other than Money Market Advances) shall be in an aggregate principal amount not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof and (B) in the event of any such prepayment of Eurodollar Rate Advances on any day other than the last day of an Interest Period for such Eurodollar Rate Advances, the Company shall be obligated to reimburse the Lenders in respect thereof pursuant to, and to the extent required by, Section 9.4(b); provided, further, however, that the Company will use its best efforts to give notice to the Agent of the proposed prepayment of Base Rate Advances on the Business Day prior to the date of such proposed prepayment.

                  (b) Mandatory Prepayments. If, at any time and from time to time, the aggregate principal amount of Advances (other than Advances of Objecting Lenders) then outstanding exceeds the Commitments of all the Lenders after giving effect to any reduction of the Commitments pursuant to Section 2.9, the Company shall immediately prepay the Advances of Lenders (other than Objecting Lenders) (to the extent there are such outstanding Advances) by an amount equal to such excess.

                  SECTION 2.16 Increased Costs. (a) If, due to either (i) the introduction after the date of this Agreement of or any change after the date of this Agreement (including any change by way of imposition or increase of reserve requirements or assessments other than those referred to in the definition of "Eurodollar Reserve Percentage" contained in Section 1.1) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request issued or made after the date of this Agreement from or by any central bank or other governmental authority (whether or not having the force of law), in each case above other than those referred to in Section 2.17, there shall be any increase in the cost to any Lender of agreeing to make, fund or maintain, or of making, funding or maintaining, Eurodollar Rate Advances funded in the interbank Eurodollar market, then the Company shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to reimburse such Lender for all such increased costs (except those costs incurred more than 60 days prior to the date of such demand; for the purposes hereof any cost or expense allocable to a period prior to the publication or effective date of such an introduction, change, guideline or request shall be deemed to be incurred on the later of such publication or effective date). Each Lender agrees to use its best efforts promptly to notify the Company of any event referred to in clause (i) or (ii) above, provided that the failure to give such notice shall not affect the rights of any Lender under this Section 2.16(a) (except as otherwise expressly provided above in this Section 2.16(a)). A certificate as to the amount of such increased cost, submitted to the Company and the Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error. After one or more Lenders have notified the Company of any increased costs pursuant to this Section 2.16, the Company may specify by notice to the Agent and the affected Lenders that, after the date of such notice whenever the election of Eurodollar Rate Advances by the Company for an Interest Period or portion thereof would give rise to such increased costs, such election shall not apply to the Advances of such Lenders during such Interest Period or portion thereof, and, in lieu thereof, such Advances shall during such Interest Period or portion thereof be Base Rate Advances. Each Lender agrees to use its best efforts (including a reasonable effort to change its lending office or to transfer its affected Advances to an affiliate of such Lender) to avoid, or minimize the amount of, any demand for payment from the Company under this
Section 2.6.

                  (b) In the event that any Lender shall change its lending office and such change results (at the time of such change) in increased costs to such Lender, the Company shall not be liable to such Lender for such increased costs incurred by such Lender to the extent, but only to the extent, that such increased costs shall exceed the increased costs which such Lender would have incurred if the lending office of such Lender had not been so changed, but, subject to subsection (a) above and to Section 2.18, nothing herein shall require any Lender to change its lending office for any reason.

                  SECTION 2.17 Increased Capital. If either (a) the introduction of or any change in or in the interpretation of any law or regulation or (b) compliance by any Lender with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and such Lender determines that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, within ten days after demand, and delivery to the Company of the certificate referred to in the last sentence of this Section 2.17 by such Lender (with a copy of such demand to the Agent), the Company shall pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder (except any such increase in capital incurred more than, or compensation attributable to the period before, 90 days prior to the date of such demand; for the purposes hereof any increase in capital allocable to, or compensation attributable to, a period prior to the publication or effective date of such an introduction, change, guideline or request shall be deemed to be incurred on the later of such publication or effective date). Each Lender agrees to use its best efforts promptly to notify the Company of any event referred to in clause (a) or (b) above, provided that the failure to give such notice shall not affect the rights of any Lender under this Section 2.17 (except as otherwise expressly provided above in this Section 2.17). A certificate in reasonable detail as to the basis for, and the amount of, such compensation submitted to the Company by such Lender shall, in the absence of manifest error, be conclusive and binding for all purposes.

                  SECTION 2.18 Illegality. Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its lending office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain such Advances hereunder, such Lender may, by notice to the Company and the Agent, suspend the right of the Company to elect Eurodollar Rate Advances from such Lender and, if necessary in the reasonable opinion of such Lender to comply with such law or regulation, Convert all such Eurodollar Rate Advances of such Lender to Base Rate Advances at the latest time permitted by the applicable law or regulation, and such suspension and, if applicable, such Conversion shall continue until such Lender notifies the Company and the Agent that the circumstances making it unlawful for such Lender to perform such obligations no longer exist (which such Lender shall promptly do when such circumstances no longer exist). So long as the obligation of any Lender to make Eurodollar Rate Advances has been suspended under this
Section 2.18, all Notices of Borrowing specifying Advances of such Type shall be deemed, as to such Lender, to be requests for Base Rate Advances. Each Lender agrees to use its best efforts (including a reasonable effort to change its lending office or to transfer its affected Advances to an affiliate) to avoid any such illegality.

                  SECTION 2.19 Pro Rata Treatment, Payments and Computations.
(a) Each Borrowing by the Company in respect of Advances other than Money Market Advances shall be made pro rata according to the respective Commitment Percentages of the Lenders. The Company shall make each payment hereunder (including under Section 2.8, 2.10 or 2.11) and under the Notes, whether the amount so paid is owing to any or all of the Lenders or to the Agent, not later than 12:00 noon (New York City time) without setoff, counterclaim, or any other deduction whatsoever, on the day when due in Dollars to the Agent at its address at 270 Park Avenue, New York, New York 10017, Reference: El Paso Energy Corporation, or at such other location designated by notice to the Company from the Agent and agreed to by the Company, in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable pursuant to Section 2.12, 2.16, 2.17, 2.18 or 2.20 or in respect of principal of or interest on Money Market Advances) according to the respective amounts of such principal, interest or facility fees then due and owing to the Lenders, and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.7(d), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                  (b) All computations of interest based on the Prime Rate and of facility fees shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Effective Federal Funds Rate shall be made by the Agent, and all computations of interest pursuant to Section 2.4 or 2.12 shall be made by each Lender with respect to its own Advances, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Agent (or, in the case of Section 2.4, 2.12, 2.16, 2.17, 2.18 or 2.20, by each Lender with respect to its own Advances) of an interest rate or an increased cost or increased capital or of illegality hereunder shall be conclusive and binding for all purposes if made reasonably and in good faith.

                  (c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest; provided, however, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  (d) Unless the Agent shall have received notice from the Company prior to the date on which any payment is due to the Lenders hereunder that the Company will not make such payment in full, the Agent may assume that the Company has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Company shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at a rate equal to the Effective Federal Funds Rate for such day.

                  SECTION 2.20 Taxes. (a) Any and all payments by the Company hereunder or under the Notes to each Indemnified Party shall be made, in accordance with Section 2.19, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, imposed by the jurisdiction under the laws of which such Indemnified Party is organized, domiciled, resident or doing business, or any political subdivision thereof or by any jurisdiction in which such Indemnified Party holds any interest in connection with this Agreement or any Note (including, in the case of each Lender, the jurisdiction of such Lender's lending office) or any political subdivision thereof, other than by any jurisdiction with which the Indemnified Party's connection arises solely from having executed, delivered or performed obligations or received a payment under, or enforced, this Agreement or any Note (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Indemnified Party, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.20) such Indemnified Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make or cause to be made such deductions and (iii) the Company shall pay or cause to be paid the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, provided that the Company shall not be required to pay any additional amount (and shall be relieved of any liability with respect thereto) pursuant to this subsection (a) to any Indemnified Party that either (A) on the date such Lender became an Indemnified Party hereunder, (I) was not entitled to submit a U.S. Internal Revenue Service form 1001 (relating to such Indemnified Party, and entitling it to a complete exemption from United States withholding taxes on all amounts to be received by such Indemnified Party pursuant to this Agreement) and a U.S. Internal Revenue Service form 4224 (relating to all amounts to be received by such Indemnified Party pursuant to this Agreement) and (II) was not a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue
Code) or (B) has failed to submit any form or certificate that it was required to file or provide pursuant to subsection (d) of this Section 2.20 and is entitled to file or give, as applicable, under applicable law, provided, further, that should an Indemnified Party become subject to Taxes because of its failure to deliver a form required hereunder, the Company shall take such steps as such Indemnified Party shall reasonably request to assist such Indemnified Party to recover such Taxes, and provided, further, that each Indemnified Party, with respect to itself, agrees to indemnify and hold harmless the Company from any taxes, penalties, interest and other expenses, costs and losses incurred or payable by the Company as a result of the failure of the Company to comply with its obligations under clause (ii) or (iii) above in reliance on any form or certificate provided to it by such Indemnified Party pursuant to this Section
2.20. If any Indemnified Party receives a net credit or refund in respect of such Taxes or amounts so paid by the Company, it shall promptly notify the Company of such net credit or refund and shall promptly pay such net credit or refund to the Company, provided that the Company agrees to return such net credit or refund if the Indemnified Party to which such net credit or refund is applicable is required to repay it.

                  (b) In addition, the Company agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made by the Company hereunder or under the Notes or from the execution, delivery or performance of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

                  (c) The Company will indemnify each Indemnified Party and the Agent for the full amount of Taxes or Other Taxes (including, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.20) paid by such Indemnified Party and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto except as a result of the gross negligence (which shall in any event include the failure of such Indemnified Party to provide to the Company any form or certificate that it was required to provide pursuant to subsection (d) below) or willful misconduct of such Indemnified Party, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Indemnified Party makes written demand therefor.

                  (d) On or prior to the date on which each Indemnified Party organized under the laws of a jurisdiction outside the United States becomes an Indemnified Party hereunder, such Indemnified Party shall provide the Company with U.S. Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the U.S. Internal Revenue Service, certifying that such Indemnified Party is fully exempt from United States withholding taxes with respect to all payments to be made to such Indemnified Party hereunder, or other documents satisfactory to the Company indicating that all payments to be made to such Indemnified Party hereunder are fully exempt from such taxes. Thereafter and from time to time (but only so long as such Indemnified Party remains lawfully able to do so), each such Indemnified Party shall submit to the Company such additional duly completed and signed copies of one or the other of such Forms (or such successor Forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) notified by the Company to such

Indemnified Party and (ii) required under then-current United States law or regulations to avoid United States withholding taxes on payments in respect of all amounts to be received by such Indemnified Party pursuant to this Agreement or the Notes. Upon the request of the Company from time to time, each Indemnified Party that is a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) shall submit to the Company a certificate to the effect that it is such a United States person. If any Indemnified Party determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Company any form or certificate that such Indemnified Party is obligated to submit pursuant to this subsection (d), or that such Indemnified Party is required to withdraw or cancel any such form or certificate previously submitted, such Indemnified Party shall promptly notify the Company of such fact.

                  (e) Any Indemnified Party claiming any additional amounts payable pursuant to this Section 2.20 shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its lending office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the reasonable judgment of such Indemnified Party, be otherwise disadvantageous to such Indemnified Party.

                  (f) Without prejudice to the survival of any other agreement of the Company hereunder, the agreements and obligations of the Company and each Indemnified Party contained in this Section 2.20 shall survive the payment in full of principal and interest hereunder and under the Notes.

                  (g) Any other provision of this Agreement to the contrary notwithstanding, any amounts which are payable by the Company under this Section
2.20 shall not be payable under Section 2.16.

                  SECTION 2.21 Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances made by it (other than pursuant to Section 2.4, 2.12, 2.16, 2.17, 2.18 or 2.20) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (a) the amount of such Lender's required repayment to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Company agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Company in the amount of such participation.

                  SECTION 2.22 Use of Proceeds. Proceeds of the Advances may be used for general business purposes of the Company and its Subsidiaries, including for acquisitions and for payment of commercial paper issued by the Company, and to refinance any Indebtedness of the Company and its Subsidiaries (whether in connection with any acquisition or otherwise).

                  SECTION 2.23 Extension of Stated Termination Date. (a) Not less than 10 days and not more than 30 days prior to the Stated Termination Date then in effect, provided that no Event of Default shall have occurred and be continuing, the Company may request an extension of such Stated Termination Date by submitting to the Agent an Extension Request containing the information in respect of such extension specified in Exhibit G, which the Agent shall promptly furnish to each Lender. Each Lender shall, not less than 10 days and not more than 30 days prior to the Stated Termination Date then in effect, notify the Company and the Agent of its election to extend or not extend the Stated Termination Date as requested in such Extension Request. Notwithstanding any provision of this Agreement to the contrary, any notice by any Lender of its willingness to extend the Stated Termination Date shall be revocable by such Lender in its sole and absolute discretion at any time prior to the date which is 10 days prior to the Stated Termination Date then in effect. For each Lender that shall approve in writing the extension of the Stated Termination Date requested in such Extension Request, the Stated Termination Date shall automatically and without any further action by any Person be extended for the period specified in such Extension Request with regard to each such approving Lender; provided that (i) each extension pursuant to this Section 2.23 shall be for a maximum of three months, (ii) the Commitment of any Lender that does not consent in writing, or which revokes, in accordance with the provisions of this
Section 2.23, its consent to such extension not less than 10 days and not more than 30 days prior to the Stated Termination Date then in effect and has not thereafter reinstated its consent (an "Objecting Lender") shall, unless earlier terminated in accordance with this Agreement, expire on the Stated Termination Date in effect on the date of such Extension Request (such Stated Termination Date, if any, referred to as the "Commitment Expiration Date" with respect to such Objecting Lender), (iii) no more than three extensions may be requested pursuant to this Section 2.23, (iv) in no event shall the Termination Date be extended beyond the first anniversary of the Closing Date, and (v) no such extension shall be effective unless the Company has paid all fees to the Lenders required to be paid on the effective date of such extension. If, not less than 10 days and not more than 30 days prior to the Stated Termination Date then in effect, no Lenders shall approve in writing the extension of the Stated Termination Date requested in an Extension Request, the Stated Termination Date shall not be extended pursuant to such Extension Request. The Agent shall promptly notify (y) the Lenders and the Company of any extension of the Stated Termination Date pursuant to this Section 2.23 and (z) the Company and the Lenders of any Lender which becomes an Objecting Lender.

                  (b) Advances owing to any Objecting Lender on the Commitment Expiration Date with respect to such Lender shall be repaid in full on or before such Commitment Expiration Date.

                  (c) The Company shall have the right, so long as no Event of Default has occurred and is then continuing, upon giving notice to the Agent and the Objecting Lenders in accordance with Section 2.15, to prepay in full the Advances of the Objecting Lenders, together with accrued interest thereon, any amounts payable pursuant to Sections 2.11, 2.12, 2.16, 2.17,

2.18, 2.20 and 9.4(b) and any accrued and unpaid facility fee or other amounts payable to the Objecting Lenders hereunder and/or, upon giving not less than three Business Days' notice to the Objecting Lenders and the Agent, to cancel the whole or part of the Commitments of the Objecting Lenders.

                  (d) Notwithstanding the foregoing, if any Lender becomes an Objecting Lender, the Company may, at its own expense and in its sole discretion and prior to the then Stated Termination Date, require such Lender to transfer or assign, in whole or in part, without recourse (in accordance with Section 9.7), all or part of its interests, rights and obligations under this Agreement to an Eligible Assignee (provided that the Company, with the full cooperation of such Lender, can identify an Eligible Assignee that is ready, willing and able to be an assignee with respect thereto) which shall assume such assigned obligations (which assignee may be another Lender, if such assignee Lender accepts such assignment); provided that (A) the assignee or the Company, as the case may be, shall have paid to such Lender in immediately available funds the principal of and interest accrued to the date of such payment on the Advances made by it hereunder and all other amounts owed to it hereunder, including, any amounts owing pursuant to Section 9.4(b) and any amounts that would be owing under said Section if such Advances were prepaid on the date of such assignment, and (B) such assignment does not conflict with any law, rule or regulation or order of any governmental authority. Any assignee which becomes a Lender as a result of such an assignment made pursuant to this paragraph (d) shall be deemed to have consented to the applicable Extension Request and, therefore, shall not be an Objecting Lender.

                  SECTION 2.24 [Intentionally left blank]

                  SECTION 2.25 Replacement of Lenders. If any Lender requests compensation under Sections 2.12, 2.16 or 2.17 or if the Company is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.20, or if any Lender suspends the right of the Company to elect Eurodollar Rate Advances from such Lender pursuant to Section 2.18, or if any Lender defaults in its obligation to fund Advances hereunder, then the Company may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.7), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Sections 2.12 , 2.16 or 2.17 or payments required to be made pursuant to Section 2.20, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

                                   ARTICLE III

                     CONDITIONS OF EFFECTIVENESS AND LENDING

                  SECTION 3.1 Conditions Precedent to Effectiveness of this Agreement. This Agreement shall become effective (the "Effective Date") when (i) it shall have been executed by the Company and the Agent, and (ii) the Agent and the Company either shall have been notified by each Lender that such Lender has executed it or shall have received a counterpart of this Agreement executed by such Lender (or compliance with the forgoing shall have been waived by the Lenders). Anything in this Agreement to the contrary notwithstanding, if all of the conditions to effectiveness of this Agreement specified in this Section 3.1 shall not have been fulfilled on or before January 1, 2001, (i) the Company shall on such date pay all accrued and unpaid facility fees pursuant to Section
2.8 and (ii) this Agreement, and all of the obligations of the Company, the Lenders and the Agent hereunder, shall be terminated on and as of 5:00 P.M. (New York City time) on January 1, 2001; provided, however, that as soon as the Agent determines that all of the conditions to effectiveness of this Agreement specified in this Section 3.1 shall have been fulfilled on or before January 1, 2001, the Agent shall furnish written notice to the Company and the Lenders to the effect that it has so determined, and such notice by the Agent shall constitute conclusive evidence that this Agreement shall have become effective for all purposes. Notwithstanding the foregoing, the obligations of the Company to pay fees pursuant to Section 2.8 as well as all obligations of the Company pursuant to Section 9.4 shall survive the termination of this Agreement.

                  SECTION 3.2 Conditions Precedent to Initial Advances. The agreement of each Lender to make the initial Advances to be made by it to the Company hereunder is subject to (the date upon which all conditions listed in Section 3.2(a), 3.2(b) and 3.2(c) are satisfied, the "Closing Date") (a) the occurrence of the Effective Date hereunder, (b) the purchase by the Company of the Valero Assets from PG&E Corporation prior to, or substantially simultaneously with, the making of the initial Advances, and (c) the receipt by the Agent of the following in form and substance satisfactory to the Agent and in sufficient copies for each Lender:

                  (i) Certified copies of the resolutions of the Board of Directors of the Company approving the borrowings contemplated hereby and authorizing the execution of this Agreement and the Notes, and of all documents evidencing other necessary corporate action of the Company and governmental approvals to the Company, if any, with respect to this Agreement and the Notes.

                  (ii) A certificate of the Secretary or an Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Agreement and the other documents to be delivered by it hereunder.

                  (iii) A favorable opinion of the Senior Counsel of the Company, or the Associate General Counsel of the Company, in substantially the form of Exhibit D.

                  (iv) A favorable opinion of Jones, Day, Reavis & Pogue, New York counsel to the Company, in substantially the form of Exhibit E.

                  (v) A letter from the Process Agent, in substantially the form of Exhibit F, agreeing to act as Process Agent for the Company and to forward forthwith all process received by it to the Company.

                  SECTION 3.3 [Intentionally left blank]

                  SECTION 3.4 Conditions Precedent to Each Borrowing. The obligation of each Lender to make an Advance (including the initial Advance, but excluding any continuation or Conversion of an Advance) on the occasion of any Borrowing shall be subject to the conditions precedent that on the date of such Borrowing this Agreement shall have become effective pursuant to Section 3.1 and, before and immediately after giving effect to such Borrowing and to the application of the proceeds therefrom, the following statements shall be true and correct, and the giving by the Company of the applicable Notice of Borrowing (where applicable) and the acceptance by the Company of the proceeds of such Borrowing shall constitute its representation and warranty that on and as of the date of such Borrowing, before and immediately after giving effect thereto and to the application of the proceeds therefrom, the following statements are true and correct:

                  (i) each representation and warranty contained in Section 4.1 is correct in all material respects as though made on and as of such date; and

                  (ii) no event has occurred and is continuing, or would result from such Borrowing, which constitutes an Event of Default or a Default.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.1 Representations and Warranties of the Company. The Company represents and warrants as follows:

                  (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each Principal Subsidiary is duly incorporated, validly existing and in good standing in the jurisdiction of its incorporation. The Company and each Principal Subsidiary possess all corporate powers and all other authorizations and licenses necessary to engage in its business and operations as now conducted, the failure to obtain or maintain which would have a Material Adverse Effect.

                  (b) The execution, delivery and performance by the Company of this Agreement and the Notes are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (A) the Company's charter or by-laws or (B) any law or any material contractual restriction binding on or affecting the Company.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Company of this Agreement or the Notes, except filings necessary to comply with laws, rules, regulations and orders required in the ordinary course to comply with ongoing obligations of the Company under
         Section 5.1(a) and (b).

                  (d) This Agreement constitutes, and the Notes when delivered hereunder shall constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general principles of equity.

                  (e) The consolidated balance sheet of the Company and its consolidated Subsidiaries as at December 31, 1999, and the related consolidated statements of income and cash flows of the Company and its consolidated Subsidiaries for the fiscal year then ended, reported on by PricewaterhouseCoopers LLP, independent public accountants, copies of which have been furnished to the Agent and the Lenders prior to the date hereof, fairly present the consolidated financial condition of the Company and its consolidated Subsidiaries as at such date and the consolidated results of the operations of the Company and its consolidated Subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied, and since December 31, 1999, there has been no material adverse change in such condition or operations. The unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as of June 30, 2000, and the related consolidated statements of income and cash flows of the Company and its consolidated Subsidiaries for the three months then ended, certified by the chief financial officer of the Company, copies of which have been furnished to the Agent prior to the date hereof, fairly present the consolidated results of operations of the Company and its consolidated Subsidiaries for the three months then ended, all in accordance with GAAP consistently applied (except as approved by the chief financial officer of the Company and as disclosed therein) and subject to normal year-end audit adjustments.

                  (f) Each of the Company and its Subsidiaries is in compliance with all laws, rules, regulations and orders of any governmental authority applicable to it or its property except where the failure to comply, individually or in the aggregate, would not in the reasonable judgment of the Company be expected to result in a Material Adverse Effect.

                  (g) There is no action, suit or proceeding pending, or to the knowledge of the Company threatened, against or involving the Company or any Principal Subsidiary in any court, or before any arbitrator of any kind, or before or by any governmental body, existing as at the Effective Date, which in the reasonable judgment of the Company (taking into account the exhaustion of all appeals) would have a Material Adverse Effect, or which purports to affect the legality, validity, binding effect or enforceability of this Agreement or the Notes.

                  (h) The Company and each Principal Subsidiary have duly filed all tax returns required to be filed, and have duly paid and discharged all taxes, assessments and governmental charges upon it or against its properties now due and payable, the failure to pay which would have a Material Adverse Effect, unless and to the extent only that the same are being contested in good faith and by appropriate proceedings by the Company or the appropriate Principal Subsidiary.

                  (i) The Company and each Principal Subsidiary have good title to their respective properties and assets, free and clear of all mortgages, liens and encumbrances, except for mortgages, liens and encumbrances (including covenants, restrictions, rights, easements and minor irregularities in title) which do not materially interfere with the business or operations of the Company or such Principal Subsidiary as presently conducted or which are permitted by Section 5.2(a), and except that no representation or warranty is being made with respect to Margin Stock.

                  (j) No Termination Event has occurred or is reasonably expected to occur with respect to any Plan which, with the giving of notice or lapse of time, or both, would constitute an Event of Default under Section 7.1(g).

                  (k) Each Plan has complied with the applicable provisions of ERISA and the Code where the failure to so comply would reasonably be expected to result in an aggregate liability that would exceed 10% of the Net Worth of the Company.

                  (l) The statement of assets and liabilities of each Plan and the statements of changes in fund balance and in financial position, or the statement of changes in net assets available for plan benefits, for the most recent plan year for which an accountant's report with respect to such Plan has been prepared, copies of which report have been furnished to the Agent, fairly present the financial condition of such Plan as at such date and the results of operations of such Plan for the plan year ended on such date.

                  (m) Neither the Company nor any ERISA Affiliate has incurred, or is reasonably expected to incur, any Withdrawal Liability to any Multiemployer Plan which, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liability (as of the date of determination), would exceed 10% of the Net Worth of the Company.

                  (n) Neither the Company nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization, insolvent or has been terminated, within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization, insolvent or to be terminated within the meaning of Title IV of ERISA the effect of which reorganization, insolvency or termination would be the occurrence of an Event of Default under
         Section 7.1(i).

                  (o) The Company is not an "investment company" or a "company" controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (p) The Company is not a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (q) The borrowings by the Company under this Agreement and the Notes and the applications of the proceeds thereof as provided herein will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

All representations and warranties made by the Company herein or made in any certificate delivered pursuant hereto shall survive the making of the Advances and the execution and delivery to the Lenders of this Agreement and the Notes.


                                    ARTICLE V

                            COVENANTS OF THE COMPANY

                  SECTION 5.1 Affirmative Covenants. So long as any amount payable by the Company hereunder or under any Note shall remain unpaid or any Lender shall have any Commitment hereunder, the Company will, unless the Majority Lenders shall otherwise consent in writing:

                  (a) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each Principal Subsidiary to preserve and maintain, its existence, rights (organizational and statutory) and material franchises, except as otherwise permitted by Section 5.2(d) or 5.2(e) and except that nothing herein shall prevent any change in Business Entity form of the Company or any Principal Subsidiary.

                  (b) Compliance with Laws, Etc. Comply, and cause each Principal Subsidiary to comply, in all material respects with all applicable laws, rules, regulations and orders (including, all environmental laws and laws requiring payment of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith by appropriate proceedings) the failure to comply with which would have a Material Adverse Effect.

                  (c) Visitation Rights. At any reasonable time and from time to time, permit the Agent or any of the Lenders or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Company and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Company and any of its Subsidiaries with any of their officers and with their independent certified public accountants.

                  (d) Books and Records. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all its respective financial transactions and the assets and business of the Company and each of its Subsidiaries, as applicable, in accordance with GAAP either (i) consistently applied or (ii) applied in a changed manner provided such change shall have been disclosed to the Agent and shall have been consented to by the accountants which (as required by Section 5.3(b)) report on the financial statements of the Company and its consolidated Subsidiaries for the fiscal year in which such change shall have occurred.

                  (e) Maintenance of Properties, Etc. Maintain and preserve, and cause each Principal Subsidiary to maintain and preserve, all of its properties which are used in the conduct of its business in good working order and condition, ordinary wear and tear excepted, to the extent that any failure to do so would have a Material Adverse Effect.

                  (f) Maintenance of Insurance. Maintain, and cause each Principal Subsidiary to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or such Subsidiary operates.

                  SECTION 5.2 Negative Covenants. So long as any amount payable by the Company hereunder or under any Note shall remain unpaid or any Lender shall have any Commitment hereunder, the Company will not, unless the Majority Lenders shall otherwise consent in writing:

                  (a) Liens, Etc. (i) Create, assume or suffer to exist, or permit any Principal Subsidiary to create, assume or suffer to exist, any Liens upon or with respect to any of its Equity Interests in any Principal Subsidiary, whether now owned or hereafter acquired, or (ii) create or assume, or permit any Principal Subsidiary to create or assume, any Liens upon or with respect to any other assets material to the consolidated operations of the Company and its consolidated Subsidiaries taken as a whole securing the payment of Indebtedness and Guaranties in an aggregate amount (determined without duplication of amount (so that the amount of a Guarantee will be excluded to the extent the Indebtedness Guaranteed thereby is included in computing such aggregate amount)) exceeding the greater of (x) $300,000,000 and
         (y) 10% of Net Worth as at the date of such creation or assumption; provided, however, that this subsection (a) shall not apply to:

                           (A) Liens on the Equity Interests in, or Indebtedness
                  or other obligations of, or assets of any Project Financing Subsidiary (or any Equity Interests in, or Indebtedness or other obligations of, any Business Entity which are directly or indirectly owned by any Project Financing Subsidiary) securing the payment of a Project Financing and related obligations;

                           (B) Liens on (1) assets acquired by the Company or
                  any of its Subsidiaries after February 11, 1992 to the extent that such Liens existed at the time of such acquisition and were not placed thereon by or with the consent of the Company in contemplation of such acquisition and (2) Equity Interests acquired after February 11, 1992 in a Business Entity that has become or becomes a Subsidiary of the Company, or on assets of any such Business Entity, to the extent that such Liens existed at the time of such acquisition and were not placed thereon by or with the consent of the Company in contemplation of such acquisition;

                           (C) Liens created by any Alternate Program or any
                  document executed by the Company or any of its Principal Subsidiaries in connection therewith;

                           (D) Liens on Margin Stock;

                           (E) Permitted Liens;

                           (F) Liens arising out of the refinancing, extension,
                  renewal or refunding of any Indebtedness or Guaranty or other obligation secured by any Lien permitted by any of the foregoing clauses of this Section, provided that the principal amount of such Indebtedness or Guaranty or other obligation is not increased (except by the amount of costs reasonably incurred in connection with the issuance thereof) beyond the highest previous amount thereof and such Indebtedness or Guaranty or other obligation is outstanding immediately prior to the refinancing, extension, renewal or refunding and is not secured by any additional assets that would not have been permitted by this Section to secure the Indebtedness or Guaranty or other obligation refinanced, extended, renewed or refunded; and

                           (G) Liens on products and proceeds (including
                  dividend, interest and like payments on, and insurance and condemnation proceeds and rental, lease, licensing and similar proceeds) of, and property evidencing or embodying, or constituting rights or other general intangibles directly relating to or arising out of, and accessions and improvements to, collateral subject to Liens permitted by this Section 5.2(a).

                  (b) Consolidated Debt and Guarantees to Capitalization. Permit the ratio of (A) the sum of (1) the aggregate amount of consolidated Debt of the Company and its consolidated Subsidiaries (without duplication of amount under this clause (A) and determined as to all of the foregoing entities on a consolidated basis) plus (2) the aggregate amount of consolidated Guaranties of the Company and its consolidated Subsidiaries (without duplication of amount under this clause (A) and determined as to all of the foregoing entities on a consolidated basis) to (B) Capitalization of the Company (without duplication and determined as to all of the foregoing entities on a consolidated basis) to exceed 0.7 to 1.

                  (c) Debt, Etc. Permit any of its consolidated Subsidiaries to incur or become liable for any Debt, any Guaranty or any reimbursement obligation with respect to any letter of credit (other than any Project Financing), if, immediately after giving effect to such Debt, Guaranty or reimbursement obligation and the receipt and application of any proceeds thereof or value received in connection therewith, the aggregate amount (determined without duplication of amount) of Debt, Guaranties and letter of credit reimbursement obligations of the Company's consolidated Subsidiaries owing to Persons other than the Company and its consolidated Subsidiaries (other than any Project Financing) would exceed the greater of (x) $600,000,000 and
         (y) 10% of Net Worth determined as at the date of incurrence or assumption thereof; provided, however, that the following Debt, Guaranties or reimbursement obligations shall be excluded from the application of, and calculation set forth in, this paragraph (c): (A) Debt, Guaranties or reimbursement obligations incurred by (x) Mojave or
         (y) EPNGC, (B) Debt, Guaranties or reimbursement obligations arising under (x) the EPTPC Facility or (y) the Existing 364-Day Facility or the Existing 3-Year Facility, (C) Debt, Guaranties or reimbursement obligations incurred by El Paso Field Services Company up to an amount not to exceed at any time outstanding the tangible net worth of El Paso Field Services Company, provided that such Debt may be guaranteed by the Company, (D) Excluded Acquisition Debt, (E) successive extensions, refinancings or replacements (at the same Subsidiary or at any other consolidated Subsidiary of the Company) of Debt, Guaranties or reimbursement obligations (or commitments in respect thereof) referred to in clauses (A), (B) and (D) above and in an amount not in excess of the amounts so extended, refinanced or replaced (or the amount of commitments in respect thereof) and (F) Debt, Guarantees or reimbursement obligations incurred by Tennessee pursuant to one or more commercial paper programs allowing for the issuance by Tennessee of items of commercial paper having maturity dates not later than one year from the dates of their respective issuance provided that such Debt, Guarantees or reimbursement obligations of Tennessee shall be in an aggregate amount not to exceed at any time the excess of (x) the sum of
         (1) the aggregate amount of Commitments, as defined in the Existing 364-Day Facility, and (2) the aggregate amount of Commitments as defined in the Existing 3-Year Facility, over (y) the sum of (1) the aggregate amount of Advances, as defined in and outstanding pursuant to, the Existing 364-Day Facility, (2) the aggregate amount of Advances, as defined in and outstanding pursuant to, the Existing 3-Year Facility, and (3) the aggregate principal amount of commercial paper outstanding from time to time that (I) is issued by the Company and its Subsidiaries (other than Tennessee) and (II) relies upon credit availability under either the Existing 364-Day Facility or the Existing 3-Year Facility for commercial paper liquidity purposes.

                  (d) Sale, Etc. of Assets. Sell, lease or otherwise transfer, or permit any Principal Subsidiary to sell, lease or otherwise transfer, (in either case, whether in one transaction or in a series of transactions) assets constituting all or substantially all of the consolidated assets of the Company and its Principal Subsidiaries taken as a whole, provided that provisions of this subsection (d) shall not apply to:

                                 (i) any sale of receivables and related rights
                  pursuant to any Alternate Program;

                                 (ii) any Project Financing Subsidiary and the
                  assets thereof;

                                 (iii) sales, leases or other transfers of
                  assets or capital stock of any Subsidiary of the Company other than any Principal Subsidiary;

                                 (iv) any sale of Margin Stock;

                                 (v) any sale of up to 20% of the equity of El
                  Paso Field Services Company in an initial public offering of such Person's Equity Interests;

                                 (vi) any sale, lease or other transfer to the
                  Company or any Principal Subsidiary, or to any Business Entity that after giving effect to such transfer will become and be either (A) a Principal Subsidiary in which the Company's direct or indirect equity interest will be at least as great as its direct or indirect equity interest in the transferor immediately prior thereto or (B) a directly or indirectly wholly-owned Principal Subsidiary; and

                                 (vii) any transfer permitted by Section 5.2(e);
                  and

                                 (viii) any transfer to the Company or any of
                  its Subsidiaries of any stock or assets other than FERC regulated assets (or stock or any other equity interest in an entity owning FERC regulated assets) used in the mainline gas transmission business; provided that no Event of Default or Default, shall have occurred and be continuing before and after giving effect to such transfer.

                  (e) Mergers, Etc. Merge or consolidate with any Person, or permit any of its Principal Subsidiaries to merge or consolidate with any Person, except that (i) any Principal Subsidiary may merge or consolidate with (or liquidate into) any other Subsidiary (other than a Project Financing Subsidiary, unless the successor Business Entity is not treated as a Project Financing Subsidiary under this Agreement) or may merge or consolidate with (or liquidate into) the Company, provided that (A) if such Principal Subsidiary merges or consolidates with (or liquidates into) the Company, either (x) the Company shall be the continuing or surviving Business Entity or (y) the continuing or surviving Business Entity is organized under the laws of the United States or a State thereof and unconditionally assumes by agreement all of the performance obligations and payment Obligations of the Company under this Agreement and (B) if any such Principal Subsidiary merges or consolidates with (or liquidates into) any other Subsidiary, one or more Business Entities that are Subsidiaries are the continuing or surviving Business Entity(ies) and, if either such Subsidiary is not directly or indirectly wholly-owned by the Company, such merger or consolidation is on an arm's length basis, and (ii) the Company or any Principal Subsidiary may merge or consolidate with any other Business Entity (that is, in addition to the Company or any Subsidiary), provided that (A) if the Company merges or consolidates with any such other Business Entity, either (x) the Company is the continuing or surviving Business Entity or (y) the continuing or surviving Business Entity is organized under the laws of the United States or a State thereof and unconditionally assumes by agreement all of the performance obligations and payment Obligations of the Company under this Agreement, (B) if any Principal Subsidiary merges or consolidates with any such other Business Entity, the surviving Business Entity is directly or indirectly a wholly-owned Principal Subsidiary of the Company, (C) if either the Company or any Principal Subsidiary merges or consolidates with any such other Business Entity, after giving effect to such merger or consolidation no Event of Default or Default, shall have occurred and be continuing.

                  SECTION 5.3 Reporting Requirements. So long as any amount payable by the Company hereunder or under any Note shall remain unpaid or any Lender shall have any Commitment hereunder, the Company will furnish to each Lender in such reasonable quantities as shall from time to time be requested by such Lender:

                  (a) as soon as publicly available and in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of each of the Company and EPNGC, a consolidated balance sheet of each of the Company and EPNGC and its respective consolidated subsidiaries as of the end of such quarter, and consolidated statements of income and cash flows of each of the Company and EPNGC and its respective consolidated subsidiaries each for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified (subject to normal year-end adjustments) as being fairly stated in all material respects by the chief financial officer, controller or treasurer of the Company and accompanied by a certificate of such officer stating (i) whether or not such officer has knowledge of the occurrence of any Event of Default which is continuing hereunder or of any event not theretofore remedied which with notice or lapse of time or both would constitute such an Event of Default and, if so, stating in reasonable detail the facts with respect thereto, (ii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Company is in compliance with the requirements set forth in subsections (b) and (c) of Section 5.2, and
         (iii) a listing of all Principal Subsidiaries and consolidated Subsidiaries of the Company showing the extent of its direct and indirect holdings of their stocks;

                  (b) as soon as publicly available and in any event within 120 days after the end of each fiscal year of each of the Company and EPNGC, a copy of the annual report for such year for each of the Company and EPNGC and its respective consolidated Subsidiaries containing financial statements for such year reported by nationally recognized independent public accountants acceptable to the Lenders, accompanied by (i) a report signed by said accountants stating that such financial statements have been prepared in accordance with GAAP and (ii) a letter from such accountants stating that in making the investigations necessary for such report they obtained no knowledge, except as specifically stated therein, of any Event of Default which is continuing hereunder or of any event not theretofore remedied which with notice or lapse of time or both would constitute such an Event of Default;

                  (c) within 120 days after the close of each of the Company's fiscal years, a certificate of the chief financial officer, controller or treasurer of the Company stating (i) whether or not he has knowledge of the occurrence of any Event of Default which is continuing hereunder or of any event not theretofore remedied which with notice or lapse of time or both would constitute such an Event of Default and, if so, stating in reasonable detail the facts with respect thereto, (ii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Company is in compliance with the requirements set forth in subsections (b) and (c) of Section
         5.2 and (iii) a listing of all Principal Subsidiaries and consolidated Subsidiaries of the Company showing the extent of its direct and indirect holdings of their stocks;

                  (d) promptly after the sending or filing thereof, copies of all publicly available reports which the Company or any Principal Subsidiary sends to any of its security holders and copies of all publicly available reports and registration statements which the Company or any Principal Subsidiary files with the Securities and Exchange Commission or any national securities exchange other than registration statements relating to employee benefit plans and to registrations of securities for selling security holders;

                  (e) within 10 days after sending or filing thereof, a copy of FERC Form No. 2: Annual Report of Major Natural Gas Companies, sent or filed by the Company to or with the FERC with respect to each fiscal year of the Company;

                  (f) promptly in writing, notice of all litigation and of all proceedings before any governmental or regulatory agencies against or involving the Company or any Principal Subsidiary, except any litigation or proceeding which in the reasonable judgment of the Company (taking into account the exhaustion of all appeals) is not likely to have a material adverse effect on the consolidated financial condition of the Company and its consolidated Subsidiaries taken as a whole;

                  (g) within three Business Days after an executive officer of the Company obtains knowledge of the occurrence of any Event of Default which is continuing or of any event not theretofore remedied which with notice or lapse of time, or both, would constitute an Event of Default, notice of such occurrence together with a detailed statement by a responsible officer of the Company of the steps being taken by the Company or the appropriate Subsidiary to cure the effect of such event;

                  (h) as soon as practicable and in any event (i) within 30 days after the Company or any ERISA Affiliate knows or has reason to know that any Termination Event described in clause (a) of the definition of Termination Event with respect to any Plan has occurred and (ii) within 10 days after the Company or any ERISA Affiliate knows or has reason to know that any other Termination Event has occurred, a statement of the chief financial officer or treasurer of the Company describing such Termination Event and the action, if any, which the Company or such ERISA Affiliate proposes to take with respect thereto;

                  (i) promptly and in any event within two Business Days after receipt thereof by the Company or any ERISA Affiliate, copies of each notice received by the Company or any ERISA Affiliate from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan;

                  (j) promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Single Employer Plan;

                  (k) promptly and in any event within five Business Days after receipt thereof by the Company or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Company or any ERISA Affiliate concerning (i) the imposition of Withdrawal Liability by a Multiemployer Plan, (ii) the determination that a Multiemployer Plan is, or is expected to be, in reorganization or insolvent within the meaning of Title IV of ERISA, (iii) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA, or (iv) the amount of liability incurred, or expected to be incurred, by the Company or any ERISA Affiliate in connection with any event described in clause (i), (ii) or (iii) above; and

                  (l) as soon as practicable but in any event within 60 days of any notice of request therefor, such other information respecting the financial condition and results of operations of the Company or any Subsidiary of the Company as any Lender through the Agent may from time to time reasonably request.

                  Each balance sheet and other financial statement furnished pursuant to subsections (a) and (b) of this Section 5.3 shall contain comparative financial information which conforms to the presentation required in Form 10-Q and 10-K, as appropriate, under the Securities Exchange Act of 1934, as amended.

                  SECTION 5.4 Restrictions on Material Subsidiaries. The Company will not, and will not permit any Material Subsidiary, to enter into any agreement or understanding pursuant to which (a) any non-equity interest claim the Company may have against any Material Subsidiary would be subordinate in any manner to the payment of any other obligation of such Material Subsidiary (other than waivers or subordination of subrogation, contribution or similar rights under Guaranties and similar agreements) or (b) by its terms limits or restricts the ability of such Material Subsidiary to make funds available to the Company (whether by dividend or other distribution, by replacement of any inter-company advance or otherwise) if, in any such case referred to in this Section 5.4, there is, at the time any such agreement is entered into, a reasonable likelihood that all such agreements and understandings, considered together, would materially and adversely affect the ability of the Company to meet its obligations as they become due.


                                   ARTICLE VI

                           [Intentionally left blank]

                                   ARTICLE VII

                                EVENTS OF DEFAULT

                  SECTION 7.1 Event of Default. If any of the following events ("Events of Default") shall occur and be continuing:

                  (a) The Company shall fail to pay any installment of principal of any of the Advances or Notes when due, or any interest on any of the Advances or Notes or any other amount payable by it hereunder within five Business Days after the same shall be due; or

                  (b) Any representation or warranty made or deemed made by the Company herein or by the Company (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made or deemed made; or

                  (c) The Company shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Company by the Agent or by any Lender with a copy to the Agent; or

                  (d) The Company or any Principal Subsidiary shall fail to pay any Debt or Guaranty (excluding Debt incurred pursuant hereto) of the Company or such Principal Subsidiary in an aggregate principal amount of $200,000,000 or more, or any installment of principal thereof or interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt or Guaranty; or any other default under any agreement or instrument relating to any such Debt, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, the maturity of such Debt; or any such Debt shall be required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof, as a result of either (i) any default under any agreement or instrument relating to any such Debt or (ii) the occurrence of any other event (other than an issuance, sale or other disposition of stock or other assets, or an incurrence or issuance of Indebtedness or other obligations, giving rise to a repayment or prepayment obligation in respect of such Debt) the effect of which would otherwise be to accelerate the maturity of such Debt; provided that, notwithstanding any provision contained in this subsection (d) to the contrary, to the extent that pursuant to the terms of any agreement or instrument relating to any Debt or Guaranty referred to in this subsection (d) (or in the case of any such Guaranty, relating to any obligations Guaranteed thereby), any sale, pledge or disposal of Margin Stock, or utilization of the proceeds of such sale, pledge or disposal, would result in a breach of any covenant contained therein or otherwise give rise to a default or event of default thereunder and/or acceleration of the maturity of the Debt or obligations extended pursuant thereto, or payment pursuant to any Guaranty, and as a result of such terms or of such sale, pledge, disposal, utilization, breach, default, event of default or acceleration or nonpayment under such Guaranty, or the provisions thereof relating thereto, this Agreement or any Advance hereunder would otherwise be subject to the margin requirements or any other restriction under Regulation U issued by the Board of Governors of the Federal Reserve System, then such breach, default, event of default or acceleration, or nonpayment under any Guaranty, shall not constitute a default or Event of Default under this subsection (d); or

                  (e)(i) The Company or any Principal Subsidiary shall (A) generally not pay its debts as such debts become due; or (B) admit in writing its inability to pay its debts generally; or (C) make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted or consented to by the Company or any Principal Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or (iii) any such proceeding shall have been instituted against the Company or any Principal Subsidiary and either such proceeding shall not be stayed or dismissed for 60 consecutive days or any of the actions sought in such proceeding (including, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or any substantial part of its property) shall occur; or (iv) the Company or any Principal Subsidiary shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

                  (f) Any judgment or order of any court for the payment of money in excess of $100,000,000 shall be rendered against the Company or any Principal Subsidiary and either (i) enforcement proceedings shall have been commenced and are continuing or have been completed by any creditor upon such judgment or order (other than any enforcement proceedings consisting of the mere obtaining and filing of a judgment lien or obtaining of a garnishment or similar order so long as no foreclosure, levy or similar process in respect of such lien, or payment over in respect of such garnishment or similar order, has commenced and is continuing or has been completed) or (ii) there shall be any period of 30 consecutive days during which a stay of execution or of enforcement proceedings (other than those referred to in the parenthesis in clause (i) above) in respect of such judgment or order, by reason of a pending appeal, bonding or otherwise, shall not be in effect; or

                  (g) (i) Any Termination Event with respect to a Plan shall have occurred and, 30 days after notice thereof shall have been given to the Company by the Agent, such Termination Event shall still exist; or (ii) the Company or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan; or (iii) the Company or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization, or is insolvent or is being terminated, within the meaning of Title IV of ERISA; or
         (iv) any Person shall engage in a "prohibited transaction" (as defined in

         Section 406 of ERISA or Section 4975 of the Code) involving any Plan; and in each case in clauses (i) through (iv) above, such event or condition, together with all other such events or conditions, if any, would result in an aggregate liability of the Company or any ERISA Affiliate that would exceed 10% of the Net Worth of the Company.

                  (h) Upon completion of, and pursuant to, a transaction, or a series of transactions (which may include prior acquisitions of capital stock of the Company in the open market or otherwise), involving a tender offer (i) a "person" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934) other than the Company or a Subsidiary of the Company or any employee benefit plan maintained for employees of the Company and/or any of its Subsidiaries or the trustee therefor, shall have acquired direct or indirect ownership of and paid for in excess of 50% of the outstanding capital stock of the Company entitled to vote in elections for directors of the Company and (ii) at any time before the later of (A) six months after the completion of such tender offer and (B) the next annual meeting of the shareholders of the Company following the completion of such tender offer more than half of the directors of the Company consists of individuals who (1) were not directors before the completion of such tender offer and (2) were not appointed, elected or nominated by the Board of Directors in office prior to the completion of such tender offer (other than any such appointment, election or nomination required or agreed to in connection with, or as a result of, the completion of such tender offer); or

                  (i) Any event of default shall occur under any agreement or instrument relating to or evidencing any Debt now or hereafter existing of the Company or any Principal Subsidiary as the result of any change of control of the Company;

then, and in any such event, the Agent shall at the request, or may with the consent, of the Majority Lenders, by notice to the Company, (i) declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) declare the Advances and the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances and the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company; provided, however, that if an Event of Default under subsection (e) of this Section 7.1 (except under clause (i)(A) thereof) shall occur, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Advances and the Notes, all interest thereon and all other amounts payable under this Agreement shall automatically become and be forthwith due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Company.

                                  ARTICLE VIII

                                    THE AGENT

                  SECTION 8.1 Authorization and Action. Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including enforcement of this Agreement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by the Company pursuant to the terms of this Agreement.

                  SECTION 8.2 Agent's Reliance, Etc. None of the Agent or any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (i) may treat the payee of any Note as the holder thereof until the Agent receives and accepts an Assignment and Acceptance entered into by the Lender which is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in
Section 9.7; (ii) may consult with legal counsel (including counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Company or to inspect the property (including the books and records) of the Company; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopier, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                  SECTION 8.3 Chase and Affiliates. With respect to its Commitment, the Advances made by it and the Note issued to it, Chase shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Chase in its individual capacity. Chase and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Company, any of its Subsidiaries and any Person who may do business with or own securities of the Company or any of its Subsidiaries, all as if Chase were not the Agent and without any duty to account therefor to the other Lenders.

                  SECTION 8.4 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 4.1 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                  SECTION 8.5 Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Company), ratably according to the respective principal amounts of the Advances then outstanding by each of them (or if no Advances are at the time outstanding or if any Notes are held by Persons which are not Lenders, ratably according to the respective amounts of their aggregate Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings, in bankruptcy or insolvency proceedings, or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Company.

                  SECTION 8.6 Successor Agent The Agent may resign at any time by giving written notice thereof to the Lenders and the Company and may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then such retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a Lender and a commercial bank organized, or authorized to conduct a banking business, under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.


                                   ARTICLE IX

                                  MISCELLANEOUS

                  SECTION 9.1 Amendments, Etc. An amendment or waiver of any provision of this Agreement or the Notes, or a consent to any departure by the Company therefrom, shall be effective against the Lenders and all holders of the Notes if, but only if, it shall be in writing and signed or consented to in writing by the Majority Lenders, and then such a waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall, unless in writing and signed by all the Lenders, be effective to: (a) waive any of the conditions specified in Article III, (b) except as contemplated by Sections 2.23 and 2.25, increase or extend the Commitments of the Lenders or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, any Advance or the Notes or any facility fees hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, any Advance or the Notes or any facility fees hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of any Advance or the Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Agreement, or (f) amend this Section 9.1, provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required hereinabove to take such action, affect the rights or duties of the Agent under this Agreement or any Note.

                  SECTION 9.2 Notices, Etc. Except as otherwise provided in
Section 2.2(a) or 2.15(b), all notices and other communications provided for hereunder shall be in writing (including telecopier and other readable communication) and mailed by certified mail, return receipt requested, telecopied or otherwise transmitted or delivered, if to the Company at El Paso Energy Building, 1001 Louisiana Street, Houston, Texas 77002, Attention:
Executive Vice President and Chief Financial Officer, Telecopier: (713) 420-4975; if to any Lender, at its address set forth under its name on Schedule I; if to the Agent, at 270 Park Avenue, 21st floor, New York, New York 10017,
Attention: Steve Wood, Telecopier: (212) 270-2519, Telephone (212) 270-7056; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, if so mailed, telecopied or otherwise transmitted, be effective when received, if mailed, or when the appropriate answerback or other evidence of receipt is given, if telecopied or otherwise transmitted, respectively. A notice received by the Agent or a Lender by telephone pursuant to Section 2.2(a), 2.4 or 2.15(a) shall be effective if the Agent or Lender believes in good faith that it was given by an authorized representative of the Company and acts pursuant thereto, notwithstanding the absence of written confirmation or any contradictory provision thereof.

                  SECTION 9.3 No Waiver; Remedies. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder or under any

Note preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 9.4 Costs and Expenses; Indemnity. (a) The Company agrees to pay on demand (i) all reasonable fees and out-of-pocket expenses of counsel for the Agent in connection with the preparation, execution and delivery of this Agreement, the Notes and the other documents to be delivered hereunder and the fulfillment or attempted fulfillment of conditions precedent hereunder,
(ii) all reasonable costs and expenses incurred by the Agent and its Affiliates in initially syndicating all or any portion of the Commitments hereunder, including, the related reasonable fees and out-of-pocket expenses of counsel for the Agent or its Affiliates, travel expenses, duplication and printing costs and courier and postage fees, and excluding any syndication fees paid to other parties joining the syndicate and (iii) all out-of-pocket costs and expenses, if any, incurred by the Agent and the Lenders in connection with the enforcement (whether through negotiations, legal proceedings in bankruptcy or insolvency proceedings, or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder and thereunder, including the reasonable fees and out-of-pocket expenses of counsel.

                  (b) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance or Money Market Advance is made by the Company to or for the account of a Lender on any day other than the last day of the Interest Period for such Advance, as a result of a prepayment pursuant to Section 2.15 or a Conversion pursuant to Section 2.13(f) or Section 2.14 or due to acceleration of the maturity of the Advances and the Notes pursuant to Section 7.1 or due to any other reason attributable to the Company, or if the Company shall fail to make a borrowing of Eurodollar Rate Advances or Money Market Advances after the Company has given a notice requesting the same in accordance with the provisions of this Agreement, the Company shall, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, Conversion or failure to borrow, including any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

                  (c) The Company agrees to indemnify and hold harmless the Agent and each Lender from and against any and all claims, damages, liabilities and expenses (including, fees and disbursements of counsel) which may be incurred by or asserted against the Agent or such Lender in connection with or arising out of any investigation, litigation, or proceeding (whether or not the Agent or such Lender is party thereto) related to any acquisition or proposed acquisition by the Company, or by any Subsidiary of the Company, of all or any portion of the stock or substantially all the assets of any Person or any use or proposed use of the Advances by the Company (excluding any claims, damages, liabilities or expenses incurred by reason of the gross negligence or willful misconduct of the party to be indemnified or its employees or agents, or by reason of any use or disclosure of information relating to any such acquisition or use or proposed use of the proceeds by the party to be indemnified or its employees or agents).

                  SECTION 9.5 Right of Set-Off. Upon the declaration of the Advances and the Notes as due and payable pursuant to the provisions of Section 7.1, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Company against any and all of the obligations of the Company now or hereafter existing under this Agreement and the Notes of the Company held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or the Notes and although such obligations may be unmatured. Each Lender agrees promptly to notify the Company after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 9.5 are in addition to other rights and remedies (including, other rights of set-off) which such Lender may have.

                  SECTION 9.6 Binding Effect. This Agreement shall become effective in accordance with the provisions of Section 3.1, and thereafter shall be binding upon and inure to the benefit of the Company, the Agent and each Lender and their respective successors and assigns, except that the Company shall not have the right to assign its rights or obligations hereunder or any interest herein without the prior written consent of all of the Lenders and no Lender shall have the right to assign its rights or obligations hereunder or any interest herein other than in accordance with the provisions of Section 9.7 hereof.

                  SECTION 9.7 Assignments and Participations. (a) Each Lender may assign to one or more banks or other financial institutions all or a portion of its rights and obligations under this Agreement (including, all or a portion of its Commitment, the Advances owing to it and the Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement, (ii) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $15,000,000 (or, if less, the entire Commitment of the assigning Lender) and shall be an integral multiple of $1,000,000, (iii) each such assignment shall be to an Eligible Assignee, and (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Notes subject to such assignment and a processing and recordation fee of $2,500, and shall send to the Company an executed counterpart of such Assignment and Acceptance. Upon consent by the Company to such Eligible Assignee, and such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                  (b) By executing and delivering an Assignment and Acceptance, each Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee (subject to approval in writing by the Company, and, if applicable, the Agent, to the extent required by the definition of "Eligible Assignee"); (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (c) The Agent shall maintain at its address referred to in
Section 9.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register (which register may be in electronic form) for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Company, the Agent, and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice. Upon the acceptance of any Assignment and Acceptance for recordation in the Register, Schedule I hereto shall be deemed to be amended to reflect the revised Commitments of the Lenders parties to such Assignment and Acceptance as well as administrative information with respect to any new Lender as such information is recorded in the Register.

                  (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and as assignee representing that it is an Eligible Assignee, together with any Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Company; within five Business Days after its receipt of such notice and its receipt of an executed counterpart of such Assignment and Acceptance, the Company, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Notes, if any, new Notes to the order of such Eligible Assignee, if requested, in an amount equal to the

Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, new Notes, if requested, to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Notes, if any, shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes, if any, shall be dated the Closing Date and shall otherwise be in substantially the form of Exhibit A.

                  (e) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, and the Advances owing to it and the Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including its Commitment to the Company hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender shall remain the holder of any such Notes for all purposes of this Agreement, (iv) the Company, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (v) such Lender shall continue to be able to agree to any modification or amendment of this Agreement or any waiver hereunder without the consent, approval or vote of any such participant or group of participants, other than modifications, amendments and waivers which
(A) postpone any date fixed for any payment of, or reduce any payment of, principal of or interest on such Lender's Advances or Notes or any facility fees payable under this Agreement, or (B) increase the amount of such Lender's Commitment in a manner which would have the effect of increasing the amount of a participant's participation, or (C) reduce the interest rate payable under this Agreement and such Lender's Notes, or (D) consent to the assignment or the transfer by the Company of any of its rights and obligations under the Agreement, and (vi) except as contemplated by the immediately preceding clause
(v), no participant shall be deemed to be or to have any of the rights or obligations of a "Lender" hereunder.

                  (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.7, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Company furnished to such Lender by or on behalf of the Company; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree in writing for the benefit of the Company to preserve the confidentiality of any confidential information relating to the Company received by it from such Lender in a manner consistent with Section 9.8.

                  (g) Anything in this Agreement to the contrary notwithstanding, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including the Advances owing to it) and the Notes issued to it hereunder in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System (or any successor regulation) and the applicable operating circular of such Federal Reserve Bank.

                  SECTION 9.8 Confidentiality. Each Lender and the Agent (each, a "Party") agrees that it will use its best efforts not to disclose, without the prior consent of the Company (other than to its, or its Affiliate's, employees, auditors, accountants, counsel or other representatives, whether existing at the date of this Agreement or any subsequent time), any information with respect to the Company and its Subsidiaries which is furnished pursuant to this Agreement, provided that any Party may disclose any such information (i) as has become generally available to the public, (ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such party or to the Board of Governors of the Federal Reserve System or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation or regulatory proceeding, (iv) in order to comply with any law, order, regulation or ruling applicable to such party, or (v) to any prospective assignee or participant in connection with any contemplated assignment of any rights or obligations hereunder, or any sale of any participation therein, by such Party pursuant to Section 9.7, if such prospective assignee or participant, as the case may be, executes an agreement with the Company containing provisions substantially similar to those contained in this Section 9.8; provided, however, that the Company acknowledges that the Agent has disclosed and may continue to disclose such information as the Agent in its sole discretion determines is appropriate to the Lenders from time to time.

                  SECTION 9.9 Consent to Jurisdiction. (a) The Company hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in New York City and any appellate court from any thereof in any action or proceeding by the Agent, any Lender or the holder of any Note in respect of, but only in respect of, any claims or causes of action arising out of or relating to this Agreement or the Notes (such claims and causes of action, collectively, being "Permitted Claims"), and the Company hereby irrevocably agrees that all Permitted Claims may be heard and determined in such New York State court or in such Federal court. The Company hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in any aforementioned court in respect of Permitted Claims. The Company hereby irrevocably appoints CT Corporation System (the "Process Agent"), with an office on the date hereof at 1633 Broadway, New York, New York 10019, as its agent to receive on behalf of the Company and its property service of copies of the summons and complaint and any other process which may be served by the Agent, any Lender or the holder of any Note in any such action or proceeding in any aforementioned court in respect of Permitted Claims. Such service may be made by delivering a copy of such process to the Company by courier and by certified mail (return receipt requested), fees and postage prepaid, both (i) in care of the Process Agent at the Process Agent's above address and (ii) at the Company's address specified pursuant to Section 9.2, and the Company hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. The Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (b) Nothing in this Section 9.9 (i) shall affect the right of any Lender, the holder of any Note or the Agent to serve legal process in any other manner permitted by law or affect any right otherwise existing of any Lender, the holder of any Note or the Agent to bring any action or proceeding against the Company or its property in the courts of other jurisdictions or (ii) shall be deemed to be a general consent to jurisdiction in any particular court or a general waiver of any defense or a consent to jurisdiction of the courts expressly referred to in subsection (a) above in any action or proceeding in respect of any claim or cause of action other than Permitted Claims.

                  SECTION 9.10 GOVERNING LAW. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 9.11 Rate of Interest. It is the intention of the parties hereto that each Lender shall each conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it, then, in that event, notwithstanding anything to the contrary in this Agreement or in the Notes to the order of such Lender, it is agreed as follows: (a) the aggregate of all consideration which constitutes interest under law applicable to such Lender that is contracted for, taken, reserved, charged or received by such Lender hereunder, or under such Notes or otherwise, shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be credited by such Lender on the principal amount of the sums owed to such Lender (or, if all amounts owing to such Lender shall have been paid in full, refunded by such Lender to the Company); or (b) in the event that a prepayment of any Advances owed to any Lender is required, then such consideration that constitutes interest under law applicable to such Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for shall be canceled automatically by such Lender as of the date of such prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of such prepayment obligation (or, if the principal amount of such prepayment obligation shall have been paid in full, refunded by such Lender to the Company). To the extent that Article 5069- 1.0001 of the Texas Revised Civil Statutes is relevant to any Lender for the purpose of determining the maximum amount of interest allowed by applicable law, such Lender hereby elects to determine the applicable rate ceiling under such Article by the indicated (weekly) rate ceiling from time to time in effect, subject to such Lender's right subsequently to change such method in accordance with applicable law. In no event, however, shall Chapter 346 of the Texas Finance Code apply to this Agreement or the Notes or the transactions contemplated hereby.

                  SECTION 9.12 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery to the Agent of a counterpart executed by a Lender shall constitute delivery of such counterpart to all of the Lenders. This Agreement may be delivered by facsimile transmission of the relevant signature pages hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first above written.


                                       EL PASO ENERGY CORPORATION


                                       By: /s/ JEFFREY I. BEASON
                                       Title: Senior Vice President and
                                              Controller


                                       THE CHASE MANHATTAN BANK, as
                                       Agent and Lender


                                       By: /s/ STEVEN WOOD
                                       Title: Vice President

                                                                      SCHEDULE I


                          COMMITMENTS, ADDRESSES, ETC.



Name and Address of Lender                        Amount of Commitment
--------------------------                        --------------------
The Chase Manhattan Bank                          $700,000,000
270 Park Avenue
New York, NY 10017
Attention: Steve Wood
Telephone: 212-270-7056
Telecopier: 212-270-2519

                                                                       EXHIBIT A



                                     FORM OF
                                      NOTE



$                                                             New York, New York
 -----------                                                  December 21, 2000]


         FOR VALUE RECEIVED, the undersigned, EL PASO ENERGY CORPORATION, a Delaware corporation (the "Company"), hereby unconditionally promises to pay to the order of (the "Lender") at the office of The Chase Manhattan Bank, located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in same day funds, on the Termination Date (or if the Lender is an Objecting Lender, the Commitment Expiration Date applicable to the Lender) the principal amount of (a) DOLLARS ($ ), or, if less, (b) the aggregate unpaid principal amount of all Advances made by the Lender to the Company pursuant to subsection 2.1 of the Credit Agreement, as hereinafter defined. The Company further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in the Credit Agreement.

         The holder of this Note is authorized to, and prior to any transfer hereof shall, endorse on the schedules attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Advance made pursuant to subsection 2.1 of the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Rate Advances, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Company in respect of such Advance.

         This Note (a) is one of the Notes referred to in the $700,000,000 3-Month Revolving Credit Facility Agreement, dated as of December 21, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Company and the Lender, the other banks and financial institutions from time to time parties thereto and The Chase Manhattan Bank, as Agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement.

         Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

         All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind except those expressly required under the Credit Agreement.

         Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                       EL PASO ENERGY CORPORATION



                                       By:
                                          --------------------------------------
                                          Title:

                                                              Schedule A to Note


           ADVANCES, CONVERSIONS AND REPAYMENTS OF BASE RATE ADVANCES




                                                                         Amount of Base Rate
                                 Amount        Amount of Principal of   Advances Converted to
      Amount of Base Rate     Converted to       Base Rate Advances        Eurodollar Rate     Unpaid Principal Balance  Notation
Date       Advances        Base Rate Advances          Repaid                 Advances           of Base Rate Advances    Made By
----  -------------------  ------------------  ----------------------   ---------------------  ------------------------  --------




                                                              Schedule B to Note


ADVANCES, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR RATE ADVANCES



                                                                                         Amount of Eurodollar
         Amount of      Amount Converted    Interest Period and  Amount of Principal of      Rate Advances
      Eurodollar Rate  to Eurodollar Rate  Eurodollar Rate with      Eurodollar Rate       Converted to Base
Date     Advances           Advances          Respect Thereto        Advances Repaid         Rate Advances
----  ---------------  ------------------  --------------------  ----------------------  --------------------




         Unpaid Principal
       Balance of Eurodollar         Notation
Date       Rate Advances             Made By
----   ---------------------         --------




                                                                       EXHIBIT B


                                     FORM OF
                               NOTICE OF BORROWING


The Chase Manhattan Bank, as Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
270 Park Avenue
New York, New York 10017                                                  [Date]

Attention: El Paso Energy Corporation


Ladies and Gentlemen:

                  The undersigned, EL PASO ENERGY CORPORATION, refers to the $700,000,000 3-Month Revolving Credit Facility Agreement, dated as of December 21, 2000 (the "Credit Agreement," the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto and The Chase Manhattan Bank, as Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.2 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.2(a) of the Credit Agreement:

                  (i) The Business Day of the Proposed Borrowing is ___________, 200__.

                  (ii) The Type of Advances comprising the Proposed Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

                  (iii) The aggregate amount of the Proposed Borrowing is $__________.

                  (iv) The Interest Period for each Eurodollar Rate Advance made as part of the Proposed Borrowing is [______ month[s]].

                  The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing, before and immediately after giving effect thereto and to the application of the proceed therefrom:

                  (A) each representation and warranty contained in Section 4.1 is correct in all material respects as though made on and as of such date; and

                  (B) no event has occurred and is continuing, or would result from such Proposed Borrowing, which constitutes an Event of Default or Default.


                                       Very truly yours,

                                       EL PASO ENERGY CORPORATION



                                       By:
                                          --------------------------------------
                                          Title:

                                                                       EXHIBIT C


                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE

                            Dated _____________, ____


                  Reference is made to the $700,000,000 3-Month Revolving Credit Facility Agreement, dated as of December 21, 2000 (as the same may be amended, restated or otherwise modified from time to time, the "Credit Agreement") among EL PASO ENERGY CORPORATION, a Delaware corporation (the "Company"), the Lenders (as defined in the Credit Agreement) and The Chase Manhattan Bank, as Agent (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

                  _____________ (the "Assignor") and ____________ (the
"Assignee") agree as follows:

                  1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified on
Schedule 1 of all outstanding rights and obligations under the Credit Agreement, including such interest in the Assignor's Commitment, the Advances owing to the Assignor, and the Notes held by the Assignor. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Advances owing to the Assignee will be as set forth in Section 2 of Schedule 1.

                  2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Notes referred to in paragraph 1 above and requests that the Agent exchange such Notes for new Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto or new Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitment retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

                  3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; [and] (vi) specifies as its address for notices the address set forth beneath its name on the signature pages hereof [and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Notes or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty](1).

                  4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date of this Assignment and Acceptance shall be the date of acceptance thereof by the Agent, unless otherwise specified on Schedule 1 hereto (the "Effective Date").

                  5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                  6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

                  7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on Schedule 1 hereto.

----------
(1) If the Assignee is organized under the laws of a jurisdiction outside the United States.

                                   Schedule 1
                                       to
                            Assignment and Acceptance
                              Dated _________, ____



Section 1.

         Percentage Interest:                                                  %
                                                                         ------

Section 2.

         Assignee's Commitment:                                          $
                                                                          ------
         Aggregate Outstanding Principal
           Amount of Advances owing to the Assignee:                     $
                                                                          ------


         Note payable to the order of the Assignee
                                    Dated:                                ,
                                                                   -------  ----

                    Principal amount:                                    $
                                                                          ------

         Note payable to the order of the Assignor
                                    Dated:                                ,
                                                                   -------  ----
                    Principal amount:                                    $
                                                                          ------

Section 3.

         Effective Date(1):                                               ,
                                                                  --------  ----


[NAME OF ASSIGNEE]                     [NAME OF ASSIGNOR]


By:                                    By:
   -------------------------------        --------------------------------
   Title:                                 Title:
Address for notices:
[Address]



----------
(1) This date should be no earlier than the date of acceptance by the Agent.

Consented to:

EL PASO ENERGY CORPORATION             THE CHASE MANHATTAN BANK, as
                                            Agent

By:                                    By:
   -------------------------------        --------------------------------
   Title:                                 Title:

Accepted this __ day
of __________, ___


THE CHASE MANHATTAN BANK, as
  Agent


By:
   -------------------------------
   Title:

                                                                       EXHIBIT D


      FORM OF OPINION OF [ASSOCIATE GENERAL][SENIOR] COUNSEL OF THE COMPANY


                                                            [December] ___, 2000


To Each of the Lenders and the Agent
 Referred to Below
c/o The Chase Manhattan Bank
270 Park Avenue
New York, New York 10017

                         Re: El Paso Energy Corporation

Ladies and Gentlemen:

                  This opinion is furnished to you pursuant to Section 3.2(b)(iii) of the $700,000,000 3-Month Revolving Credit Facility Agreement, dated as of December 21, 2000 (the "Credit Agreement"), among El Paso Energy Corporation (the "Company"), the banks and other financial institutions from time to time party thereto (each a "Lender," and together the "Lenders") and The Chase Manhattan Bank, as Agent (in such capacity, the "Agent") for the Lenders. Unless the context otherwise requires, all capitalized terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement.

                  I am [Associate General] [Senior] Counsel of the Company, and I, or attorneys over whom I exercise supervision, have acted as counsel for the Company in connection with the preparation, execution and delivery of the Credit Agreement. In that connection, I or such attorneys have examined:

                  (1) the Credit Agreement, executed by the parties thereto; and

                  (2) the Note, executed by the Company.

                  I, or attorneys over whom I exercise supervision, have also examined the originals, or copies certified to our satisfaction, of the agreements, instruments and other documents, and all of the orders, writs, judgments, awards, injunctions and decrees, which affect or purport to affect the Company's ability to perform its respective obligations under the Credit Agreement or the Note (collectively referred to herein as the "Documents"). In addition, I, or attorneys over whom I exercise supervision, have examined the originals, or copies certified to our satisfaction, of such other CORPORATE records of the Company, certificates of public officials and of officers of the Company, and agreements, instruments and other documents, as I have deemed necessary as a basis for the opinions hereinafter expressed. In all such examinations, I, or attorneys over whom I exercise supervision, have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures on original or certified, conformed or reproduction copies of documents of all parties (other than, with respect to the Documents, the Company), the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to such attorneys or me as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, I have relied upon, and assume the accuracy of, representations and warranties contained in the Credit Agreement and certificates and oral or written statements and other information of or from public officials, officers and/or representatives of the Company and others.

                  I have assumed that the parties to the Documents other than the Company have the power to enter into and perform such documents and that such documents have been duly authorized, executed and delivered by, and constitute legal, valid and binding obligations of, such parties.

                  The opinions expressed below are limited to the federal laws of the United States and, to the extent relevant hereto, the General Corporation Law of the State of Delaware, as currently in effect. I assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if I become aware of any facts that might change the opinions expressed herein after the date hereof.

                  Based on the foregoing and upon such investigation as we have deemed necessary, and subject to the limitations, qualifications and assumptions set forth herein, I am of the following opinion:

                  1. The Company (i) is a corporation duly incorporated and existing in good standing under the laws of the State of Delaware, and
         (ii) possesses all the corporate powers and all other authorizations and licenses necessary to engage in its business and operations as now conducted, the failure to obtain or maintain which would have a Material Adverse Effect.

                  2. The execution, delivery and performance by the Company of the Documents to which it is a party are within the Company's corporate powers and have been duly authorized by all necessary corporate action in respect of or by the Company, and do not contravene (i) the Company's charter or by-laws, each as amended to date, (ii) any federal law, rule or regulation applicable to the Company (excluding provisions of federal law expressly referred to in and covered by the opinion of Jones, Day, Reavis & Pogue delivered to you in connection with the transactions contemplated hereby) or any provision of the General Corporation Law of the State of Delaware applicable to the Company, or
         (iii) any contractual restriction binding on or affecting the Company. The Documents to which it is a party have been duly executed and delivered on behalf of the Company.

                  3. No authorization or approval or other action by, and no notice to or filing with, any federal governmental authority or regulatory body (including the FERC) is required for the due execution, delivery and performance by the Company of the Documents to which it is a party, except those required in the ordinary course of business in connection with the performance by the Company of its obligations under certain covenants and warranties contained in the Documents to which it is a party.

                  4. To the best of my knowledge, there is no action, suit or proceeding pending or overtly threatened against or involving the Company or any of the Principal Subsidiaries which, in my reasonable judgment (taking into account the exhaustion of all appeals), would have a material adverse effect upon the consolidated financial condition of the Company and its consolidated Subsidiaries taken as a whole, or which purports to affect the legality, validity, binding effect or enforceability of any Document.

                  These opinions are given as of the date hereof and are solely for your benefit in connection with the transactions contemplated by the Credit Agreement. These opinions may not be relied upon by you for any other purpose or relied upon by any other person for any purpose without my prior written consent.


                                       Very truly yours,

                                                                       EXHIBIT E


               FORM OF OPINION OF NEW YORK COUNSEL TO THE COMPANY



                               [December] __, 2000

To Each of the Lenders and the Administrative Agent, Referred to Below c/o The Chase Manhattan Bank
270 Park Avenue, 10th Floor
New York, New York 10017

         Re: $700,000,000 3-Month Revolving Credit Faculty Agreement

         We have acted as special New York counsel for El Paso Energy Corporation, a Delaware corporation (the "Borrower"), in connection with the $700,000,000 3-Month Revolving Credit Facility Agreement, dated as of December 21, 2000 (the "Credit Agreement"), among the Borrower, the banks and other financial institutions from time to time party thereto (each a "Lender", and together the "Lenders"), and The Chase Manhattan Bank, as administrative agent (in such capacity, the "Administrative Agent") for the Lenders. This opinion is delivered to you pursuant to Section 3.2(c)(iv) of the Credit Agreement. Capitalized terms used herein and not otherwise defined have the meanings assigned such terms in the Credit Agreement. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of the assumptions or items upon which we have relied.

                  In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed necessary for the purposes of this opinion. We have examined, among other documents, the following:

                  (a) An executed copy of the Credit Agreement; and

                  (b) An executed copy of each of the Notes.

The documents referred to in items (a) and (b) above are referred to herein collectively as the "Documents."

                  In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Documents and certificates and oral or written statements and other information of or from representatives of the Borrower and others and assume compliance on the part of all parties to the Documents with their covenants and agreements contained therein. With respect to the opinions expressed in paragraph (a) below, our opinions are limited (x) to our actual knowledge, if any, of the Borrower's specially regulated business activities and properties based solely upon an officer's certificate in respect of such matters and without any independent investigation or verification on our part and (y) to our review of only those laws and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Documents.

                  To the extent it may be relevant to the opinions expressed herein, we have assumed that the parties to the Documents have the power to enter into and perform such documents and to consummate the transactions contemplated thereby and that such documents have been duly authorized, executed and delivered by, and, except as set forth in paragraph (b) with respect to the Borrower, constitute legal, valid and binding obligations of, such parties.

                  Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

                  (a) The execution and delivery to the Administrative Agent and the Lenders by the Borrower of the Documents and the performance by the Borrower of its obligations thereunder (i) do not require under present law any filing or registration by the Borrower with, or approval or consent to the Borrower of, any governmental agency or authority of the State of New York that has not been made or obtained except those required in the ordinary course of business in connection with the performance by the Borrower of its obligations under certain covenants and warranties contained in the Documents and (ii) do not violate any present law, or present regulation of any governmental agency or authority, of the State of New York applicable to the Borrower or its property.

                  (b) The Documents constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

                  (c) The borrowings by the Borrower under the Credit Agreement and the applications of the proceeds thereof as provided in the Credit Agreement will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

                  The opinions set forth above are subject to the following qualifications:

         (A) We express no opinion as to:

                  (i) the validity, binding effect or enforceability (a) of any provision of the Documents relating to indemnification, contribution or exculpation in connection with violations of any securities laws or statutory duties or public policy, or in connection with willful, reckless or criminal acts or gross negligence of the indemnified or exculpated party or the party receiving contribution; or (b) of any provision of any of the Documents relating to exculpation of any party in connection with its own negligence that a court would determine in the circumstances under applicable law to be unfair or insufficiently explicit;

                  (ii) the validity, binding effect or enforceability of (a) any purported waiver, release, variation, disclaimer, consent or other agreement to similar effect (all of the foregoing, collectively, a "Waiver") by the Borrower under the Documents to the extent limited by provisions of applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty, defense or ground for discharge otherwise existing or occurring as a matter of law (including judicial decisions), except to the extent that such a Waiver is effective under and is not prohibited by or void or invalid under provisions of applicable law (including judicial decisions), (b) any provision of any Document relating to choice of governing law to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York or (c) any provision of any Document relating to forum selection to the extent the forum is a federal court;

                  (iii) the enforceability of any provision in the Documents specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of the Documents;

                  (iv) the effect of any law of any jurisdiction other than the State of New York wherein the Administrative Agent or any Lender may be located or wherein enforcement of any document referred to above may be sought that limits the rates of interest legally chargeable or collectible; and

                  (v) any approval, consent or authorization of the Federal Energy Regulatory Commission or any other United States federal agency or authority needed in connection with the execution, delivery and performance by the Borrower of the Documents, the consummation of the transactions contemplated thereby and compliance with the terms and conditions thereof.

         (B) Our opinions above are subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent transfer, voidable preference, moratorium or similar laws, and related judicial doctrines, from time to time in effect affecting creditors' rights and remedies generally, (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits on the availability of equitable remedies), whether such principles are considered in a proceeding at law or in equity and (iii) the qualification that certain other provisions of the Documents may be unenforceable in whole or in part under the laws (including judicial decisions) of the State of New York or the United States of America, but the inclusion of such provisions does not affect the validity as against the Borrower of the Documents to which it is a party, taken as a whole, and the Documents contain adequate provisions for enforcing payment of the obligations governed thereby, subject to the other qualifications contained in this letter.

         (C) Our opinions as to enforceability are subject to the effect of generally applicable rules of law that:

                  (i) limit the availability of a remedy under certain circumstances when another remedy has been elected; and

                  (ii) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; and

                  (iii) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys' fees and other costs.

         (D) For the purposes of the opinion set forth in paragraph (c) above, we have assumed that (i) none of the Administrative Agent or any of the Lenders has or will have the benefit of any agreement or arrangement (excluding the Documents) pursuant to which any Advances are directly or indirectly secured by Margin Stock, (ii) none of the Administrative Agent, any of the Lenders, or any of their respective affiliates has extended or will extend any other credit to the Borrower directly or indirectly secured by Margin Stock and (iii) none of the Administrative Agent or any of the Lenders has relied or will rely upon any Margin Stock as collateral in extending or maintaining any Advances pursuant to the Credit Agreement.

         (E) For purposes of our opinions above insofar as they relate to the Borrower, we have assumed that (i) the Borrower is a corporation validly existing in good standing in its jurisdiction of incorporation, has all requisite power and authority, and has obtained all requisite corporate, shareholder, third party and governmental authorizations, consents and approvals, and made all requisite filings and registrations, necessary to execute, deliver and perform the Documents (except to the extent noted in paragraph (a) above), and that such execution, delivery and performance will not violate or conflict with any law, rule, regulation, order, decree, judgment, instrument or agreement binding upon or applicable to the Borrower or its properties (except to the extent noted in paragraph (a) above), and (ii) the Documents have been duly executed and delivered by the Borrower.

                  The opinions expressed herein are limited to (i) Regulations T, U and X of the Board of Governors of the Federal Reserve System and (ii) the laws of the State of New York, as currently in effect, except that, without limiting the foregoing, we express no opinion with respect to, and our opinions are subject to the effect of, laws, rules or regulations of the State of New York or the United States of America, or of any governmental agency or authority thereof, applicable to companies engaged in the gathering, processing, transmission, distribution, trading or marketing of natural gas or other hydrocarbon derivatives or power generation or the generation, transmission, distribution, trading or marketing of electricity, or telecommunications or any business relating to telecommunications, or to commodities trading (all of the foregoing, collectively, the "Specified Businesses"), or as to filings, registrations, approvals or consents under or required by such laws, rules or regulations, including, without limitation, (x) any regulations of the Federal Energy Regulatory Commission and of the Federal Communications Commission and
(y) the Federal Power Act and the Public Utilities Holding Company Act of 1935, as amended (and any related regulations). Our opinions are limited to those expressly set forth herein, and we express no opinions by implication.

                  We express no opinion as to the compliance or noncompliance, or the effect of the compliance or noncompliance, of each of the addressees with any state or federal laws or regulations applicable to each of them by reason of their status as or affiliation with a federally insured depository institution.

                  The opinions expressed herein are solely for the benefit of the Administrative Agent and the Lenders and may not be relied on in any manner or for any purpose by any other person or entity.

                                       Very truly yours,



                                       JONES, DAY, REAVIS & POGUE

                                       Very truly yours,

                                       JONES, DAY, REAVIS & POGUE



                                       By:
                                          --------------------------------------

                                                                       EXHIBIT F


                          [LETTERHEAD OF PROCESS AGENT]



                                                                          [DATE]



To each of the Lenders parties
  to the Credit Agreement (as
  defined and referred to
  below) and to The Chase Manhattan Bank
  as Agent for said Lenders
c/o The Chase Manhattan Bank
270 Park Avenue
New York, New York 10017

To El Paso Energy Corporation
1001 Louisiana Street
Houston, Texas 77002


                           El Paso Energy Corporation
Gentlemen:

                  Reference is made to that certain $700,000,000 3-Month Revolving Credit Facility Agreement, dated as of December 21, 2000 (said Agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being the "Credit Agreement," the terms defined therein being used herein with the same meaning) among El Paso Energy Corporation (the "Company"), certain banks and other financial institutions from time to time party thereto as Lenders (the "Lenders") and The Chase Manhattan Bank, as Agent for the Lenders (in such capacity, the "Agent").

          Pursuant to Section 9.9(a) of the Credit Agreement the Company has appointed the undersigned (with an office on the date hereof at 1633 Broadway, New York, New York 10019) as Process Agent to receive on behalf of the Company and its property service of copies of the summons and complaint and any other process which may be served by the Agent, any Lender or the holder of any Note in any action or proceeding by the Agent, any Lender or the holder of any Note in any New York State or Federal court sitting in New York City in respect of, but only in respect of, any claims or causes of action arising out of or relating to the Credit Agreement and the Notes issued pursuant thereto.

                  The undersigned hereby accepts such appointment as Process Agent and agrees with each of you that (i) the undersigned will not terminate the undersigned's agency as such Process

Agent prior to January 1, 2001 (and hereby acknowledges that the undersigned has been paid in full by the Company for its services as Process Agent through such date), (ii) the undersigned will maintain an office in New York City through such date and will give the Agent prompt notice of any change of address of the undersigned, (iii) the undersigned will perform its duties as Process Agent in accordance with Section 9.9(a) of the Credit Agreement and (iv) the undersigned will forward forthwith to the Company at its address specified below copies of any summons, complaint and other process which the undersigned receives in connection with its appointment as Process Agent.

                  This acceptance and agreement shall be binding upon the undersigned and all successors of the undersigned.

                                       Very truly yours,

                                       CT CORPORATION SYSTEM

                                       By:

                                       --------------------------------------
                                       Title:


Address of the Company:

El Paso Energy Corporation
1001 Louisiana Street
Houston, Texas 77002

                                                                       EXHIBIT G



                                     FORM OF
                                EXTENSION REQUEST




                                                                          [Date]



The Chase Manhattan Bank, as Agent
270 Park Avenue
New York, New York 10017

[Attention: Jackie Reid]

Gentlemen:

                  Reference is made to the $700,000,000 3-Month Revolving Credit Facility Agreement, dated as of December 21, 2000, among the undersigned, certain Lenders parties thereto and The Chase Manhattan Bank, as Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  The undersigned hereby represents and warrants that no Event of Default has occurred or is continuing.

                  This is an Extension Request pursuant to Section 2.23 of the Credit Agreement requesting an extension of the Stated Termination Date to [INSERT REQUESTED TERMINATION DATE]. Please transmit a copy of this Extension Request to each of the Lenders.


                                       EL PASO ENERGY CORPORATION


                                       By:
                                          --------------------------------------
                                          Title: